Exhibit 4.2

FOURTEENTH SUPPLEMENTAL INDENTURE

DATED AS OF FEBRUARY 10, 2023

BY AND AMONG

HEALTHPEAK OP, LLC
as Issuer,

HEALTHPEAK PROPERTIES, INC.
as Guarantor

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

SUPPLEMENTAL TO THE INDENTURE DATED AS OF NOVEMBER 19, 2012

This FOURTEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is made and entered into as of February 10, 2023 among Healthpeak OP, LLC., a Maryland limited liability company (the “Issuer”), Healthpeak Properties, Inc., a Maryland corporation (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the “Trustee”).

WITNESSETH THAT:

WHEREAS, the Issuer (formerly known as HCP, Inc., a Maryland corporation, and subsequently as Healthpeak Properties, Inc., a Maryland corporation) and the Trustee have executed and delivered an Indenture dated as of November 19, 2012 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture” and, together with this Supplemental Indenture, as amended, supplemented or otherwise modified from time to time, the “Indenture”) to provide for the future issuance of the Issuer’s senior debt securities (the “Securities”) to be issued from time to time in one or more series;

WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of February 7, 2023, by and among the Issuer, New Healthpeak, Inc., a Maryland corporation (“New Healthpeak”), which was a direct, wholly owned subsidiary of the Issuer prior to the Merger (as defined below), and Healthpeak Merger Sub, Inc., a Maryland corporation (“Merger Sub”), which was a direct, wholly owned subsidiary of New Healthpeak prior to the Merger, on February 10, 2023, Merger Sub merged with and into the Issuer, with the Issuer being the surviving entity and New Healthpeak became the sole stockholder of the Issuer (the “Merger”) and New Healthpeak inherited the name “Healthpeak Properties, Inc.”;

WHEREAS, following the Merger, effective on February 10, 2023, the Issuer converted from a Maryland corporation into a Maryland limited liability company called “Healthpeak OP, LLC,” and New Healthpeak became the managing member of the Issuer;

WHEREAS, prior to the date hereof, the Issuer has issued 3.400% Senior Notes due 2025 (the “3.400% 2025 Notes”), 4.000% Senior Notes due 2025 (the “4.000% 2025 Notes”), 3.250% Senior Notes due 2026 (the “2026 Notes”), 1.350% Senior Notes due 2027 (the “2027 Notes”), 2.125% Senior Notes due 2028 (the “2028 Notes”), 3.500% Senior Notes due 2029 (the “2029 Notes”), 3.000% Senior Notes due 2030 (the “2030 Notes”), 2.875% Senior Notes due 2031 (the “2031 Notes”), and 5.250% Senior Notes due 2032 (the “2032 Notes” and, together with the 3.400% 2025 Notes, 4.000% 2025 Notes, 2026 Notes, 2027 Notes, 2028 Notes, 2029 Notes, 2030 Notes and 2031 Notes, the “Existing Notes”) pursuant to the terms of the Base Indenture and the applicable Existing Supplemental Indenture (as defined below);

WHEREAS, prior to the date hereof, the Issuer has entered into the Fifth Supplemental Indenture dated January 21, 2015 in respect of the 3.400% 2025 Notes (the “January 2015 Supplemental Indenture”), the Sixth Supplemental Indenture dated May 20, 2015 in respect of the 4.000% 2025 Notes (the “May 2015 Supplemental Indenture”), the Eighth Supplemental Indenture dated July 5, 2019 in respect of the 2026 Notes and the 2029 Notes (the “July 2019 Supplemental Indenture”), the Ninth Supplemental Indenture dated November 21, 2019 in respect of the 2030 Notes (the “November 2019 Supplemental Indenture”), the Tenth Supplemental Indenture dated June 23, 2020 in respect of the 2031 Notes (the “June 2020 Supplemental Indenture”), the Eleventh Supplemental Indenture dated July 12, 2021 in respect of the 2027 Notes (the “July 2021 Supplemental Indenture”), the Twelfth Supplemental Indenture dated November 24, 2021 in respect of the 2028 Notes (the “November 2021 Supplemental Indenture”), and the Thirteenth Supplemental Indenture dated January 17, 2023 in respect of the 2032 Notes (the “January 2023 Supplemental Indenture” and, together with the January 2015 Supplemental Indenture, May 2015 Supplemental Indenture, July 2019 Supplemental Indenture, November 2019 Supplemental Indenture, June 2020 Supplemental Indenture, July 2021 Supplemental Indenture and November 2021 Supplemental Indenture, the “Existing Supplemental Indentures”);

WHEREAS, Section 6.04 of the Base Indenture provides that the Issuer may merge with another entity if (i) the Issuer is the continuing entity and (ii) immediately after such merger, the Issuer would not be in Default in the performance of any covenant or condition of the Base Indenture and no Event of Default would have occurred and be continuing;

WHEREAS, Sections 14.01(h), (j) and (k) of the Base Indenture provide that, without the consent of any Holders, the Issuer, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture, in form satisfactory to the Trustee, to (i) make any change in any series of Securities that does not adversely affect in any material respect the rights of the Holders of such Securities, (ii) add a guarantor with respect to any series of Securities and (iii) cure any ambiguity or inconsistency or to correct or supplement any provision contained in the Base Indenture or in any indenture supplemental to the Base Indenture which may be defective or inconsistent with any other provision contained in the Base Indenture or in any supplemental to the Base Indenture; and

WHEREAS, in connection with the Merger, the Issuer and the Trustee desire to (i) amend and restate the Base Indenture as set forth on Exhibit A attached hereto, (ii) amend each of the Existing Supplemental Indentures to add the benefit of a guarantee provided by the Guarantor in respect of the applicable series of the Existing Notes, in accordance with the terms of the Indenture and (iii) cure an ambiguity in the Existing Supplemental Indentures resulting from the Merger.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

ARTICLE 1

AMENDMENT

Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Base Indenture.

Section 1.1.    The Base Indenture is hereby amended and restated as set forth on Exhibit A attached hereto.

Section 1.2.    With respect to the applicable series of Existing Notes, each of the January 2015 Supplemental Indenture and the May 2015 Supplemental Indenture is hereby amended by inserting the following as Section 2.17, and each of the July 2019 Supplemental Indenture, the November 2019 Supplemental Indenture, the June 2020 Supplemental Indenture, the July 2021 Supplemental Indenture, the November 2021 Supplemental Indenture and the January 2023 Supplemental Indenture is hereby amended by inserting the following as Section 2.11:

Securities Guarantee. The payment of principal, interest and certain other amounts on the Notes will be fully and unconditionally guaranteed by the Guarantor on a senior unsecured basis as set out in Article XVI of the Base Indenture, as amended by the Fourteenth Supplemental Indenture dated as of February 10, 2023.

Section 1.3.    As used in Section 4.3 of the July 2019 Supplemental Indenture and Section 3.3 of each of the November 2019 Supplemental Indenture, the June 2020 Supplemental Indenture, the July 2021 Supplemental Indenture, the November 2021 Supplemental Indenture and the January 2023 Supplemental Indenture, the term “the Company” shall be understood to mean “Healthpeak Properties, Inc.”

Section 1.4.    As used in the defined term “Latest Completed Quarter” in each of the Existing Supplemental Indentures, the term “the Company” shall be understood to mean “Healthpeak Properties, Inc.”

Section 1.5.    Except as expressly provided in this Supplemental Indenture, to the extent that any Existing Supplemental Indenture modifies the Base Indenture with respect to any particular series of Existing Notes, such modifications will remain in full force and effect following the amendment and restatement provided for in Section 1.1 hereof.

ARTICLE 2

MISCELLANEOUS

Section 2.1.    The recitals herein contained are made by the Issuer and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 2.2.    This Supplemental Indenture shall be deemed to be a contract made under the law of the State of New York and for all purposes shall be governed by and construed in accordance with the law of said State.

Section 2.3.    In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.4.   This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature page follows]

IN WITNESS WHEREOF, the Issuer, the Guarantor and the Trustee have caused this Supplemental Indenture to be executed in their respective corporate names as of the date first above written.

HEALTHPEAK OP, LLC, as Issuer

By: HEALTHPEAK PROPERTIES, INC., its Managing Member

By:	/s/ Scott M. Brinker
Name: Scott M. Brinker
Title: President and Chief Executive Officer

HEALTHPEAK PROPERTIES, INC., as Guarantor

By:	/s/ Scott M. Brinker
Name: Scott M. Brinker
Title: President and Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ April Bradley
Name: April Bradley
Title: Vice President

[Signature Page to Supplemental Indenture (1993 Indenture)]

Exhibit A

Amended and Restated Indenture

[Attached.]

HEALTHPEAK OP, LLC,
as Issuer,

HEALTHPEAK PROPERTIES, INC.,
as Guarantor,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

AMENDED AND RESTATED INDENTURE

Dated as of
February 10, 2023

DEBT SECURITIES

i

Reconciliation and tie between
Trust Indenture Act of 1939 and Indenture*

Trust Indenture
Act Section	Indenture Section

§ 310(a)	11.04(a), 17.02
(b)	11.01(f), 11.04(b), 11.05(1), 17.02
(b)(1)	11.04(b), 17.02
§ 311	11.01(f), 17.02
§ 312	14.02(d), 17.02
(b)	11.10, 17.02
(c)	11.10, 17.02
§ 313(a)	10.01(a), 17.02
§ 314	17.02
§ 315(e)	11.05, 17.02
§ 316	17.02
§ 317	17.02
§ 317	17.02

*This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

AMENDED AND RESTATED INDENTURE dated as of February 10, 2023, among Healthpeak OP, LLC, a Maryland limited liability company (the “Issuer”), Healthpeak Properties, Inc., a Maryland corporation (the “Managing Member” and, in the capacity as guarantor of one or more series of Securities to be issued hereunder from time to time, the “Guarantor”; the Guarantor, together with the Issuer, the “Obligors”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Issuer (formerly known as HCP, Inc., a Maryland corporation) and Trustee entered into the indenture dated November 19, 2012;

WHEREAS, the Guarantor, on its own behalf and on behalf of the Issuer in its capacity as the Managing Member of the Issuer, has duly authorized the execution and delivery of this Indenture by itself and the Issuer to provide for the issuance of unsecured debentures, notes, bonds or other evidences of indebtedness (the “Securities”) in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in this Indenture;

WHEREAS, the Guarantor has agreed to enter into this Indenture to provide its Guarantee (as defined herein) of the Issuer’s obligation under the Securities; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Issuer and the Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in consideration of the premises and the purchase of the Securities by the Holders thereof and for the equal and proportionate benefit of all of the present and future Holders of the Securities, each party agrees and covenants as follows:

Article I
DEFINITIONS

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)            the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)            unless otherwise defined in this Indenture or the context otherwise requires, all terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)            the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(d)            references to “Article” or “Section” or other subdivision herein are references to an Article, Section or other subdivision of this Indenture, unless the context otherwise requires.

Section 1.01      Definitions.

Unless the context otherwise requires, the terms defined in this Section 1.01 shall for all purposes of this Indenture have the meanings hereinafter set forth:

Affiliate: The term “Affiliate,” with respect to any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Authenticating Agent: The term “Authenticating Agent” shall have the meaning assigned to it in Section 11.09.

Board of Directors: The term “Board of Directors” shall mean:

(i) for any Person that is a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board of directors;

(ii) for any Person that is a partnership, the board of directors of the general partner of the partnership;

(iii) for any Person that is a limited liability company, the managing member or members thereof (if a natural person or natural persons) or, if such managing member or members are not natural persons, the board of directors or other controlling committee, as the case may be, of the managing member or members of such limited liability company duly authorized to act on behalf of such managing member or members; and

(iv) to any other Person, the board or committee of such Person serving a similar function.

Board Resolution: The term “Board Resolution” shall mean a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of the Managing Member to have been duly adopted by the Board of Directors (or by a committee of the Board of Directors to the extent that any such other committee has been authorized by the Board of Directors to establish or approve the matters contemplated) and to be in full force and effect on the date of such certification and delivered to the Trustee.

Business Day: The term “Business Day,” when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or such other location are authorized or obligated by law or executive order to close.

Capital Stock: The term “Capital Stock” shall mean:

(a)            in the case of a corporation, corporate stock;

(b)            in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)            in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d)            any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

Code: The term “Code” shall mean the Internal Revenue Code of 1986, as amended.

Corporate Trust Office: The term “Corporate Trust Office,” or other similar term, shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 240 Greenwich Street, New York, NY 10286, Attention: Corporate Trust Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust officer of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

Currency: The term “Currency” shall mean U.S. Dollars or Foreign Currency.

Debt: The term “Debt” shall mean, as of any date (without duplication), all indebtedness and liabilities for borrowed money, secured or unsecured, of the Issuer and its Subsidiaries, including mortgages and other notes payable (including any Securities to the extent outstanding from time to time), but excluding any indebtedness, including mortgages and other notes payable, which is secured by cash, cash equivalents, or marketable securities or defeased (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness), Intercompany Debt and all liabilities associated with customary exceptions to non-recourse indebtedness, such as for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions. It is understood that the term “Debt” shall not include any redeemable equity interest in the Issuer.

Default: The term “Default” shall have the meaning assigned to it in Section 11.03.

Defaulted Interest: The term “Defaulted Interest” shall have the same meaning assigned to it in Section 3.08(b).

Depositary: The term “Depositary” shall mean, with respect to the Securities of any series issuable in whole or in part in the form of one or more Global Securities, each Person designated as Depositary by the Issuer pursuant to Section 3.01 until one or more successor Depositaries shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

Designated Currency: The term “Designated Currency” shall have the same meaning assigned to it in Section 3.12.

Discharged: The term “Discharged” shall have the meaning assigned to it in Section 12.03.

DTC: The term “DTC” shall mean The Depository Trust Company, Inc. and its successors.

EDGAR: The term “EDGAR” shall have the meaning assigned to it in Section 10.02.

Electronic Means: The term “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for the use in connection with its services hereunder.

Event of Default: The term “Event of Default” shall have the meaning specified in Section 7.01.

Exchange Act: The term “Exchange Act” shall mean the United States Securities Exchange Act of 1934, and the rules and regulations promulgated by the SEC thereunder and any statute successor thereto, in each case as amended from time to time.

Exchange Rate: The term “Exchange Rate” shall have the meaning assigned to it in Section 7.01.

Floating Rate Security: The term “Floating Rate Security” shall mean a Security that provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index specified pursuant to Section 3.01.

Foreign Currency: The term “Foreign Currency” shall mean a currency issued by the government of any country other than the United States or a composite currency, the value of which is determined by reference to the values of the currencies of any group of countries.

GAAP: The term “GAAP” shall mean generally accepted accounting principles in the United States, consistently applied, as in effect from time to time.

Global Security: The term “Global Security” shall mean any Security that evidences all or part of a series of Securities, issued in fully-registered certificated form to the Depositary for such series in accordance with Section 3.03 and bearing the legend prescribed in Section 3.03(g).

Guarantee: The term “Guarantee” shall mean any guarantee of the Guarantor of the obligations of the Issuer under any Securities.

Guarantor: The term “Guarantor” shall mean the Person named as the “Guarantor” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

Holder; Holder of Securities: The terms “Holder” and “Holder of Securities” are defined under “Securityholder; Holder of Securities; Holder.”

Indenture: The term “Indenture” or “this Indenture” shall mean this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.01; provided, however, that if at any time more than one Person is acting as Trustee under this Indenture due to the appointment of one or more separate Trustees for any one or more separate series of Securities, “Indenture” shall mean, with respect to such series of Securities for which any such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 3.01, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such person had become such Trustee, but to which such person, as such Trustee, was not a party; provided, further that in the event that this Indenture is supplemented or amended by one or more indentures supplemental hereto which are only applicable to certain series of Securities, the term “Indenture” for a particular series of Securities shall only include the supplemental indentures applicable thereto.

Individual Securities: The term “Individual Securities” shall mean the individual Securities in definitive form registered in the name or names of Persons other than a Depositary for Global Securities or a nominee or nominees thereof.

Instructions: The term “Instructions” shall have the meaning assigned to it in Section 17.03.

Intercompany Debt: The term “Intercompany Debt” means, as of any date, Debt to which the only parties are the Issuer and any of its Subsidiaries as of such date; provided, however, that with respect to any such Debt of which the Issuer is the borrower, such Debt is subordinate in right of payment to the Securities.

Interest: The term “interest” shall mean, unless the context otherwise requires, interest payable on any Securities, and with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, interest payable after Maturity.

Interest Payment Date: The term “Interest Payment Date” shall mean, with respect to any Security, the Stated Maturity of an installment of interest on such Security.

Issuer: The term “Issuer” shall mean the Person named as the “Issuer” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

Issuer Order: The term “Issuer Order” shall mean a written order signed in the name of the Issuer by the Guarantor by any of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Corporate Secretary or any Assistant Corporate Secretary of the Guarantor and delivered to the Trustee.

Lien: The term “Lien” shall mean (without duplication) any lien, mortgage, trust deed, deed of trust, deed to secure debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest; provided, that, for purposes hereof, the term “Lien” shall not include any mortgage that has been defeased by the Issuer or any of its Subsidiaries in accordance with the provisions thereof through the deposit of cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness).

Managing Member. The term “Managing Member” means the Person named as the “Managing Member” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Managing Member” shall mean such successor Person or Persons.

Mandatory Sinking Fund Payment: The term “Mandatory Sinking Fund Payment” shall have the meaning assigned to it in Section 5.01(b).

Maturity: The term “Maturity,” with respect to any Security, shall mean the date on which the principal of such Security shall become due and payable as therein and herein provided, whether at the Stated Maturity thereof, upon acceleration, call for redemption or otherwise.

Members: The term “Members” shall have the meaning assigned to it in Section 3.03(i).

Obligors: The term “Obligors” shall mean the Person or Persons named as the “Obligors” in the first paragraph of this Indenture until a successor Person or Persons shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Obligors” shall mean such successor Person or Persons.

Officer’s Certificate: The term “Officer’s Certificate” shall mean, when used with respect to any Person, a certificate signed in the name of such Person by any of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Corporate Secretary or any Assistant Corporate Secretary of such Person or, if such Person is a limited liability company, then by the Chairman of the Board or President or any Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the managing member of such Person and, in either case, delivered to the Trustee. Each such certificate shall include the statements provided for in Section 17.01 if and to the extent required by the provisions of such Section.

Opinion of Counsel: The term “Opinion of Counsel” shall mean an opinion in writing reasonably acceptable to the Trustee signed by one or more legal counsel, who may be an employee of or of counsel to the Issuer, or the Managing Member, or, as applicable or as the context may require, the Guarantor, and that meets the requirements provided for in Section 17.01.

Optional Sinking Fund Payment: The term “Optional Sinking Fund Payment” shall have the meaning assigned to it in Section 5.01(b).

Original Issue Discount Security: The term “Original Issue Discount Security” shall mean any Security that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and the regulations thereunder, or any successor provision, and any other Security designated by the Issuer as issued with original issue discount for United States federal income tax purposes.

Outstanding: The term “Outstanding,” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a)            Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)            Securities or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities or Securities as to which the Obligors’ obligations have been Discharged; provided, however, that if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(c)            Securities that have been paid pursuant to Section 3.07(b) or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to a Responsible Officer of the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Issuer; provided, however, that in determining whether the Holders of the requisite principal amount of Securities of a series Outstanding have performed any action hereunder, Securities owned by the Issuer or any other obligor upon the Securities of such series or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such action, only Securities of such series that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon such Securities or any Affiliate of the Issuer or of such other obligor. In determining whether the Holders of the requisite principal amount of Outstanding Securities of a series have performed any action hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 7.02 and the principal amount of a Security denominated in a Foreign Currency that shall be deemed to be Outstanding for such purpose shall be the amount calculated pursuant to Section 3.11(b).

Paying Agent: The term “Paying Agent” shall have the meaning assigned to it in Section 6.02(a).

Person: The term “Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

Place of Payment: The term “Place of Payment” shall mean, when used with respect to the Securities of any series, the place or places where the principal of and premium, if any, and interest on the Securities of that series are payable as specified pursuant to Section 3.01.

Predecessor Security: The term “Predecessor Security” shall mean, with respect to any Security, every previous Security evidencing all or a portion of the same Debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same Debt as the lost, destroyed or stolen Security.

Record Date: The term “Record Date” shall mean, with respect to any interest payable on any Security on any Interest Payment Date, any date specified in or pursuant to this Indenture or such Security as the record date for the payment of interest pursuant to Section 3.01.

Redemption Date: The term “Redemption Date” shall mean, when used with respect to any Security to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture and the terms of such Security, which, in the case of a Floating Rate Security, unless otherwise specified pursuant to Section 3.01, shall be an Interest Payment Date only.

Redemption Price: The term “Redemption Price,” when used with respect to any Security to be redeemed, in whole or in part, shall mean the price at which it is to be redeemed pursuant to the terms of the applicable Security and this Indenture.

Register: The term “Register” shall have the meaning assigned to it in Section 3.05(a).

Registrar: The term “Registrar” shall have the meaning assigned to it in Section 3.05(a).

Responsible Officers: The term “Responsible Officers” of the Trustee hereunder shall mean any vice president, assistant secretary, senior associate, associate, trust officer or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

SEC: The term “SEC” shall mean the United States Securities and Exchange Commission, as constituted from time to time.

Security: The term “Security” or “Securities” shall have the meaning stated in the recitals and shall more particularly mean one or more of the Securities duly authenticated by the Trustee and delivered pursuant to the provisions of this Indenture.

Security Custodian: The term “Security Custodian” shall mean the custodian with respect to any Global Security appointed by the Depositary, or any successor Person thereto, and shall initially be the Trustee.

Securityholder; Holder of Securities; Holder: The term “Securityholder” or “Holder of Securities” or “Holder,” shall mean the Person in whose name Securities shall be registered in the Register kept for that purpose hereunder.

Senior Debt: The term “Senior Debt” means the principal of (and premium, if any) and unpaid interest on (x) Debt of the Issuer, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed, for money borrowed other than (a) any Debt of the Issuer which when incurred, and without respect to any election under Section 1111(b) of the Federal Bankruptcy Code, was without recourse to the Issuer, (b) any Debt of the Issuer to any of its Subsidiaries, (c) Debt to any employee of the Issuer, (d) any liability for taxes, (e) Trade Payables and (f) any Debt of the Issuer which is expressly subordinate in right of payment to any other Debt of the Issuer, and (y) renewals, extensions, modifications and refundings of any such Debt. For purposes of the foregoing and the definition of “Senior Debt,” the phrase “subordinated in right of payment” means debt subordination only and not lien subordination, and accordingly, (i) unsecured indebtedness shall not be deemed to be subordinated in right of payment to secured indebtedness merely by virtue of the fact that it is unsecured, and (ii) junior liens, second liens and other contractual arrangements that provide for priorities among Holders of the same or different issues of indebtedness with respect to any collateral or the proceeds of collateral shall not constitute subordination in right of payment. This definition may be modified or superseded by a supplemental indenture.

Special Record Date: The term “Special Record Date” shall have the meaning assigned to it in Section 3.08(b)(i).

Stated Maturity: The term “Stated Maturity” when used with respect to any Security or any installment of interest thereon, shall mean the date specified in such Security or pursuant to Section 3.01 hereof with respect to such Security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such Security or such installment of interest is due and payable.

Subsidiary: The term “Subsidiary” shall mean, with respect to any Person, a corporation, partnership association, joint venture, trust, limited liability company or other business entity which is required to be consolidated with such Person in accordance with GAAP.

Successor Company: The term “Successor Company” shall have the meaning assigned to it in Section 3.06(i).

Trade Payables: The term “Trade Payables” means accounts payable or any other Debt or monetary obligations to trade creditors created or assumed by the Issuer or any Subsidiary of the Issuer in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities).

Trust Indenture Act; TIA: The term “Trust Indenture Act” or “TIA” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 14.06 and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

Trustee: The term “Trustee” shall mean the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

U.S. Dollars: The term “U.S. Dollars” shall mean such currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

U.S. Government Obligations: The term “U.S. Government Obligations” shall have the meaning assigned to it in Section 12.03.

United States: The term “United States” shall mean the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.

Article II
FORMS OF SECURITIES

Section 2.01      Terms of the Securities.

(a)            The Securities of each series and the related Guarantees, if any, shall be substantially in the form set forth in an Officer’s Certificate or in one or more indentures supplemental hereto, and shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Issuer may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the Securities may be listed or of any automated quotation system on which any such series may be quoted, or to conform to usage, all as determined by any of the officers executing such Securities as conclusively evidenced by their execution of such Securities.

(b)      The terms and provisions of the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby.

Section 2.02     Form of Trustee’s Certificate of Authentication.

(a)      Only such of the Securities as shall bear thereon a certificate substantially in the form of the Trustee’s certificate of authentication hereinafter recited, executed by the Trustee by manual, facsimile or electronic signature, shall be valid or become obligatory for any purpose or entitle the Holder thereof to any right or benefit under this Indenture.

(b)      Each Security shall be dated the date of its authentication, except that any Global Security shall be dated as of the date specified as contemplated in Section 3.01(q).

(c)      The form of the Trustee’s certificate of authentication to be borne by the Securities shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of
authentication:

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

Section 2.03     Form of Trustee’s Certificate of Authentication by an Authenticating Agent. If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Trustee’s Certificate of Authentication by such Authenticating Agent to be borne by Securities of each such series shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of
authentication:

The Bank of New York Mellon Trust Company, N.A., as Trustee

:	By:	[NAME OF AUTHENTICATING AGENT]
as Authenticating Agent

By:
Authorized Signatory

Article III
THE DEBT SECURITIES

Section 3.01     Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. The title and terms of each series of Securities shall be as set forth in or determined pursuant to an Officer’s Certificate or in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, which shall set forth such of the following as are applicable to the Securities of such series:

(a)      the title of the Securities of the series (which shall distinguish the Securities of such series from the Securities of all other series, except to the extent that additional Securities of an existing series are being issued);

(b)      any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.04, 3.06, 3.07, 4.06, or 14.05);

(c)      the dates on which or periods during which the Securities of the series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the Securities of such series are or may be payable or the method by which such date or dates shall be determined or extended;

(d)      the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or additional Securities of the same series or shall accrue and increase the aggregate principal amount outstanding of such series (including if such Securities were originally issued at a discount), the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable, and the Record Dates for the determination of Holders to whom interest is payable on such Interest Payment Dates or the method by which such date or dates shall be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

(e)      if other than U.S. Dollars, the Foreign Currency in which Securities of the series shall be denominated or in which payment of the principal of, premium, if any, or interest on the Securities of the series shall be payable and any other terms concerning such payment;

(f)       if the amount of payment of principal of, premium, if any, or interest on the Securities of the series may be determined with reference to an index, formula or other method including, but not limited to, an index based on a Currency or Currencies other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

(g)      if the principal of, premium, if any, or interest on Securities of the series are to be payable, at the election of the Issuer or a Holder thereof, in a Currency other than that in which the Securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the Currency in which the Securities are denominated or payable without such election and the Currency in which the Securities are to be paid if such election is made;

(h)      the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee where the principal of, premium, if any, and interest on Securities of the series shall be payable, and where Securities of any series may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon the Issuer in respect of the Securities of such series may be made;

(i)       the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, if the Issuer is to have that option;

(j)       the obligation or right, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, the Currency or Currencies in which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(k)       if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(l)       if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon acceleration of the Maturity thereof pursuant to Section 7.02 (to the extent not otherwise specified in such section);

(m)     the guarantors, if any, of the Securities of the series, and the extent of the guarantees (including provisions relating to seniority, subordination, and the release of the guarantors), if any, and any additions or changes to permit or facilitate guarantees of such Securities;

(n)      whether the Securities of the series are to be issued as Original Issue Discount Securities and the amount of discount with which such Securities may be issued;

(o)      if the provisions of Article XII hereof shall not be applicable with respect to the Securities of such series; or any addition to or change in the provisions of Article XII and, if the Securities of any series are payable in a Currency other than U.S. Dollars, the Currency or the nature of the government obligations to be deposited with the Trustee pursuant to Section 12.08;

(p)      whether the Securities of the series are to be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Global Securities;

(q)      the date as of which any Global Security of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

(r)       if the Securities of the series are to be convertible into or exchangeable for any securities or property of any Person (including the Issuer), the terms and conditions upon which such Securities will be so convertible or exchangeable, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

(s)      whether the Securities of such series are subject to subordination and the terms of such subordination (for purposes of clarity, it is hereby understood and agreed that, unless the Securities of such series are expressly stated to be subject to subordination, Article XV shall not be applicable with respect to the Securities of such series);

(t)       whether the Securities of such series are to be secured and the terms of such security;

(u)      any restriction or condition on the transferability of the Securities of such series;

(v)      any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to Securities of such series;

(w)      any addition or change in the provisions related to supplemental indentures set forth in Sections 14.01, 14.02 and 14.04 which applies to Securities of such series;

(x)       provisions, if any, granting special rights to Holders upon the occurrence of specified events;

(y)      any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 7.02 and any addition or change in the provisions set forth in Article VII which applies to Securities of the series;

(z)      any addition to or change in the covenants set forth in Article VI which applies to Securities of the series; and

(aa)    any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of this Indenture with respect to such series).

(bb)   All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided herein or set forth in an Officer’s Certificate or in one or more indentures supplemental hereto. Unless otherwise specified with respect to the Securities of any series pursuant to this Section 3.01, the Issuer may, at its option, at any time and from time to time, re-open any series of Securities previously issued under this Indenture and issue additional Securities of such series, all of which together shall constitute a single series of Securities under this Indenture; provided that, unless otherwise specified pursuant to this Section 3.01 with respect to a series of Securities, no additional Securities of any series may be issued if an Event of Default has occurred and is continuing with respect to such series. Any such re-opening and the terms thereof (including, without limitation, the principal amount of the additional Securities of such series to be so issued) shall be set forth in an Officer’s Certificate or one or more indentures supplemental hereto delivered to the Trustee prior to the issuance of any such additional Securities of such series.

Section 3.02     Denominations. In the absence of any specification pursuant to Section 3.01 with respect to Securities of any series, the Securities of such series shall be issuable only as Securities in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and shall be payable only in U.S. Dollars.

Section 3.03     Execution, Authentication, Delivery and Dating.

(a)      The Securities shall be executed in the name and on behalf of the Issuer by the manual, facsimile or electronic signature of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, any Vice Presidents or Treasurer of the Managing Member. The related Guarantees, if any, shall be executed on behalf of the Guarantor by the manual, facsimile or electronic signature of its Chairman of the Board of Directors, its Chief Executive Officer, its President, its Chief Financial Officer, its General Counsel, any of its Vice Presidents or its Treasurer. If the Person whose signature is on a Security or Guarantee no longer holds that office at the time the Security or Guarantee, as applicable, is authenticated and delivered, the Security or Guarantee, as applicable, shall nevertheless be valid.

(b)      At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series, together with any Guarantees appertaining thereto, executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities and, if required pursuant to Section 3.01, a supplemental indenture or Officer’s Certificate setting forth the terms of the Securities of a series. The Trustee shall thereupon authenticate and deliver such Securities without any further action by the Issuer. The Issuer Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

(c)      In authenticating the first Securities of any series and accepting the additional responsibilities under this Indenture in relation to such Securities the Trustee shall receive, and (subject to Section 11.02) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel, each prepared in accordance with Section 17.01 stating that the conditions precedent, if any, provided for in the Indenture have been complied with. The Opinion of Counsel shall also state that the Securities and the related Guarantees, if any, have been duly authorized by all necessary corporate action on the part of the Issuer and the Guarantor, as applicable, duly executed and delivered to the extent such execution and delivery are governed by the laws of the State of New York and are valid and binding obligations of the Issuer and, if applicable, the Guarantor, enforceable against the Issuer and the Guarantor, as applicable, in accordance with their terms under the laws of the State of New York. The Opinion of Counsel shall further state that the form and terms of the Securities and the related Guarantees, if any, have been established in conformity with this Indenture.

(d)      The Trustee shall have the right to decline to authenticate and deliver the Securities under this Section 3.03 if the issue of the Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

(e)      Each Security and related Guarantee, if any, shall be dated the date of its authentication, except as otherwise provided pursuant to Section 3.01 with respect to the Securities of such series.

(f)       If the Issuer shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Issuer shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Global Securities, (ii) shall be registered, if in registered form, in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend substantially to the following effect:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITARY] TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [THE NOMINEE OF THE DEPOSITARY] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITARY] (AND ANY PAYMENT HEREON IS MADE TO [THE NOMINEE OF THE DEPOSITARY] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITARY]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [THE NOMINEE OF THE DEPOSITARY], HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Security Custodian, as provided in this Indenture.

(g)      Each Depositary designated pursuant to Section 3.01 for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

(h)      Members of, or participants in, the Depositary (“Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Security Custodian under such Global Security, and the Depositary may be treated by the Issuer, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Members, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security. The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Members and Persons that may hold interests through Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(i)       No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in one of the forms provided for herein duly executed by the Trustee or by an Authenticating Agent by manual, facsimile or electronic signature of an authorized signatory of the Trustee or such Authenticating Agent, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Section 3.04    Temporary Securities.

(a)      Pending the preparation of definitive Securities of any series, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denominations, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Any such temporary Security may be in the form of one or more Global Securities, representing all or a portion of the Outstanding Securities of such series. Every such temporary Security shall be executed by the Issuer and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Security or Securities in lieu of which it is issued.

(b)      If temporary Securities of any series are issued, the Issuer will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of such temporary Securities at the office or agency of the Issuer in a Place of Payment for such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

(c)      Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the Individual Securities represented thereby pursuant to this Section 3.04 or Section 3.06, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

Section 3.05      Registrar and Paying Agent.

(a)      The Issuer will keep, at an office or agency to be maintained by it in a Place of Payment where Securities may be presented for registration or presented and surrendered for registration of transfer or of exchange, and where Securities of any series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable (the “Registrar”), a security register for the registration and the registration of transfer or of exchange of the Securities (the registers maintained in such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes collectively referred to as the “Register”), as in this Indenture provided, which Register shall at all reasonable times be open for inspection by the Trustee. Such Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Issuer may have one or more co-Registrars; the term “Registrar” includes any co-registrar.

(b)      The Issuer shall enter into an appropriate agency agreement with any Registrar or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of each such agent. If the Issuer fails to maintain a Registrar for any series, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 11.01. The Issuer or any Affiliate thereof may act as Registrar, co-Registrar or transfer agent.

(c)      The Issuer hereby appoints the Trustee at its Corporate Trust Office as Registrar in connection with the Securities and this Indenture, until such time as another Person is appointed as such.

Section 3.06      Transfer and Exchange.

(a)      Transfer.

   (i)      Upon surrender for registration of transfer of any Security of any series at the Registrar the Issuer shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of the same series for like aggregate principal amount of any authorized denomination or denominations. The transfer of any Security shall not be valid as against the Issuer or the Trustee unless registered at the Registrar at the request of the Holder, or at the request of his, her or its attorney duly authorized in writing.

   (ii)      Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the Individual Securities represented thereby, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

(b)      Exchange.

   (i)      At the option of the Holder, Securities of any series (other than a Global Security, except as set forth below) may be exchanged for other Securities of the same series for like aggregate principal amount of any authorized denomination or denominations, upon surrender of the Securities to be exchanged at the Registrar.

   (ii)      Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee or an Authenticating Agent shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

(c)      Exchange of Global Securities for Individual Securities. Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Individual Securities.

   (i)      Individual Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if: (A) at any time the Depositary for the Securities of a series provides reasonable notice to the Issuer that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.03(h) and, in each case, a successor Depositary is not appointed by the Issuer within 90 days of such notice or of the Issuer becoming aware of such ineligibility, as the case may be, or (B) the Issuer executes and delivers to the Trustee and the Registrar an Officer’s Certificate stating that such Global Security shall be so exchangeable. In connection with the exchange of an entire Global Security for Individual Securities pursuant to this subsection (c), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of Individual Securities of such series, will authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Individual Securities of authorized denominations.

   (ii)      The owner of a beneficial interest in a Global Security will be entitled to receive an Individual Security in exchange for such interest if an Event of Default has occurred and is continuing. Upon receipt by the Security Custodian and Registrar of instructions from the Holder of a Global Security directing the Security Custodian and Registrar to (x) issue one or more Individual Securities in the amounts specified to the owner of a beneficial interest in such Global Security and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Security, subject to the rules and regulations of the Depositary:

(A)      the Security Custodian and Registrar shall notify the Issuer and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Security;

(B)      the Issuer shall promptly execute and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of Individual Securities of such series, shall authenticate and deliver to such beneficial owner Individual Securities in an equivalent amount to such beneficial interest in such Global Security; and

(C)      the Security Custodian and Registrar shall decrease such Global Security by such amount in accordance with the foregoing. In the event that the Individual Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Individual Securities, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 7.07 hereof, the right of any beneficial Holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial Holder’s Securities as if such Individual Securities had been issued.

   (iii)      If specified by the Issuer pursuant to Section 3.01 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Individual Securities of such series on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge,

(A)      to each Person specified by such Depositary a new Individual Security or new Individual Securities of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(B)      to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Individual Securities delivered to Holders thereof.

   (iv)      In any exchange provided for in clauses (i) through (iii), the Issuer will execute and the Trustee will authenticate and deliver Individual Securities in registered form in authorized denominations.

   (v)      Upon the exchange in full of a Global Security for Individual Securities, such Global Security shall be canceled by the Trustee. Individual Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

(d)      All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Issuer evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered for such registration of transfer or exchange.

(e)      Every Security presented or surrendered for registration of transfer, or for exchange or payment shall (if so required by the Issuer, the Trustee or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer, the Trustee and the Registrar, duly executed by the Holder thereof or by his, her or its attorney duly authorized in writing.

(f)      No service charge will be made for any registration of transfer or exchange of Securities. The Issuer or the Trustee may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than those expressly provided in this Indenture to be made at the Issuer’s own expense or without expense or charge to the Holders and other than those made pursuant to Sections 3.04, 4.06 or 14.05 hereof.

(g)      The Issuer shall not be required to (i) register, transfer or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Securities of such series selected for redemption under Section 4.03 and ending at the close of business on the day of such transmission, or (ii) register, transfer or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(h)      In case a successor Issuer (“Successor Company”) has executed an indenture supplemental hereto with the Trustee pursuant to Section 6.04, any of the Securities theretofore authenticated or delivered may, from time to time, at the request of the Successor Company, be exchanged for other Securities executed in the name of the Successor Company with such changes in phraseology and form as may be appropriate, but otherwise identical to the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Order of the Successor Company, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a Successor Company pursuant to this Section 3.06 in exchange or substitution for or upon registration of transfer of any Securities, such Successor Company, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

(i)       The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j)       Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

Section 3.07      Mutilated, Destroyed, Lost and Stolen Securities.

(a)      If (i) any mutilated Security or a Security with a mutilated Guarantee is surrendered to the Trustee at its Corporate Trust Office or (ii) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security or Guarantee, and there is delivered to the Issuer and the Trustee security or indemnity satisfactory to them to save each of them and any Paying Agent harmless, and neither the Issuer nor the Trustee receives notice that such Security or Guarantee has been acquired by a protected purchaser, then the Issuer shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security or Guarantee, a new Security of the same series and of like tenor, form, terms and principal amount, bearing a number not contemporaneously outstanding, with Guarantees corresponding to the Guarantees, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen Guarantee appertains, such that neither gain nor loss in interest shall result from such exchange or substitution.

(b)      In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay the amount due on such Security in accordance with its terms.

(c)      Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(d)      Every new Security of any series issued pursuant to this Section shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

(e)      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Guarantees.-

Section 3.08      Payment of Interest; Interest Rights Preserved.

(a)      Interest on any Security that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest notwithstanding the cancellation of such Security upon any transfer or exchange subsequent to the Record Date. Payment of interest on Securities shall be made at the Corporate Trust Office (except as otherwise specified pursuant to Section 3.01) or, at the option of the Issuer, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

(b)      Any interest on any Security that is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below:

   (i)      The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of such Securities at their addresses as they appear in the Register, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

   (ii)      The Issuer may make payment of any Defaulted Interest on Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c)      Subject to the provisions set forth herein relating to Record Dates, each Security delivered pursuant to any provision of this Indenture in exchange or substitution for, or upon registration of transfer of, any other Security shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.09      Cancellation. Unless otherwise specified pursuant to Section 3.01 for Securities of any series, all Securities surrendered for payment, redemption, registration of transfer or exchange or credit against any sinking fund or otherwise shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation and shall be promptly canceled by it and, if surrendered to the Trustee, shall be promptly canceled by it. The Issuer may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall dispose of all canceled Securities held by it in accordance with its then customary procedures and deliver a certificate of such disposal to the Issuer upon its request therefor. The acquisition of any Securities by the Issuer shall not operate as a redemption or satisfaction of the Debt represented thereby unless and until such Securities are surrendered to the Trustee for cancellation.

Section 3.10      Computation of Interest. Except as otherwise specified pursuant to Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11      Currency of Payments in Respect of Securities.

(a)      Except as otherwise specified pursuant to Section 3.01 for Securities of any series, payment of the principal of and premium, if any, and interest on Securities of such series will be made in U.S. Dollars.

(b)      For purposes of any provision of the Indenture where the Holders of Outstanding Securities may perform an action that requires that a specified percentage of the Outstanding Securities of all series perform such action and for purposes of any decision or determination by the Trustee of amounts due and unpaid for the principal of and premium, if any, and interest on the Securities of all series in respect of which moneys are to be disbursed ratably, the principal of and premium, if any, and interest on the Outstanding Securities denominated in a Foreign Currency will be the amount in U.S. Dollars based upon exchange rates, determined as specified pursuant to Section 3.01 for Securities of such series, as of the date for determining whether the Holders entitled to perform such action have performed it or as of the date of such decision or determination by the Trustee, as the case may be.

(c)      Any decision or determination to be made regarding exchange rates shall be made by an agent appointed by the Issuer; provided, that such agent shall accept such appointment in writing and the terms of such appointment shall, in the opinion of the Issuer at the time of such appointment, require such agent to make such determination by a method consistent with the method provided pursuant to Section 3.01 for the making of such decision or determination. All decisions and determinations of such agent regarding exchange rates shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Issuer, the Trustee and all Holders of the Securities.

Section 3.12      Judgments. The Issuer may provide pursuant to Section 3.01 for Securities of any series that (a) the obligation, if any, of an Obligor to pay the principal of, premium, if any, and interest on the Securities of any series in a Foreign Currency or U.S. Dollars (the “Designated Currency”) as may be specified pursuant to Section 3.01 is of the essence and agrees that, to the fullest extent possible under applicable law, judgments in respect of such Securities shall be given in the Designated Currency; (b) the obligation of an Obligor to make payments in the Designated Currency of the principal of and premium, if any, and interest on such Securities shall, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any premium and cost of exchange) on the business day in the country of issue of the Designated Currency or in the international banking community (in the case of a composite currency) immediately following the day on which such Holder receives such payment; (c) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Issuer shall pay such additional amounts as may be necessary to compensate for such shortfall; and (d) any obligation of the Obligors not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

Section 3.13      CUSIP Numbers. The Issuer in issuing any Securities may use CUSIP, ISIN or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption or exchange with respect to such series provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other similar numbers.

Article IV
REDEMPTION OF SECURITIES

Section 4.01      Applicability of Right of Redemption. Redemption of Securities (other than pursuant to a sinking fund, amortization or analogous provision) permitted by the terms of any series of Securities shall be made (except as otherwise specified pursuant to Section 3.01 for Securities of any series) in accordance with this Article; provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article, the terms of such series shall govern.

Section 4.02      Selection of Securities to be Redeemed.

(a)      If the Issuer shall at any time elect to redeem all or any portion of the Securities of a series then Outstanding, it shall at least 35 days prior to the Redemption Date fixed by the Issuer (unless a shorter period shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed, and thereupon the Trustee shall, in accordance with the procedures of the Depositary, select, by lot or in such other manner which may provide for the selection for redemption of a portion of the principal amount of any Security of such series; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. In any case where more than one Security of such series is registered in the same name, the Trustee may treat the aggregate principal amount so registered as if it were represented by one Security of such series. The Trustee shall, as soon as practicable, notify the Issuer in writing of the Securities and portions of Securities so selected.

(b)      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed. If the Issuer shall so direct, Securities registered in the name of the Issuer, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

Section 4.03      Notice of Redemption.

(a)      Notice of redemption shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer, not less than 30 nor more than 60 days prior to the Redemption Date (unless a shorter period shall be satisfactory to the Trustee), to the Holders of Securities of any series to be redeemed in whole or in part pursuant to this Article, in the manner provided in Section 17.04. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Security of such series.

(b)      All notices of redemption shall identify the Securities to be redeemed (including CUSIP, ISIN or other similar numbers, if available, along with the statement in Section 3.13) and shall state:

   (i)      such election by the Issuer to redeem Securities of such series pursuant to provisions contained in this Indenture or the terms of the Securities of such series or a supplemental indenture establishing such series, if such be the case;

   (ii)      the Redemption Date;

   (iii)      the Redemption Price;

   (iv)      if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the Securities of such series to be redeemed;

   (v)      that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed, and that, if applicable, interest thereon shall cease to accrue on and after said date;

   (vi)      the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price; and

   (vii)      that the redemption is for a sinking fund, if such is the case;

Section 4.04      Deposit of Redemption Price. On or prior to 11:00 a.m., New York City time, on the Redemption Date for any Securities, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 6.03) an amount of money in the Currency in which such Securities are denominated (except as provided pursuant to Section 3.01) sufficient to pay the Redemption Price of such Securities or any portions thereof that are to be redeemed on that date.

Section 4.05      Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, any Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Issuer shall Default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price; provided, however, that (unless otherwise provided pursuant to Section 3.01) installments of interest that have a Stated Maturity on or prior to the Redemption Date for such Securities shall be payable according to the terms of such Securities and the provisions of Section 3.08.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof and premium, if any, thereon shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security or, if no rate is prescribed therefor in the Security, at the rate of interest otherwise borne by such Security.

Section 4.06      Securities Redeemed in Part. Any Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office or such other office or agency of the Issuer as is specified in the notice of redemption with, if the Issuer, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer, the Registrar and the Trustee duly executed by the Holder thereof or his, her or its attorney duly authorized in writing, and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; except that if a Global Security is so surrendered, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. In the case of a Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

Article V
SINKING FUNDS

Section 5.01      Applicability of Sinking Fund.

(a)      Redemption of Securities permitted or required pursuant to a sinking fund for the retirement of Securities of a series by the terms of such series of Securities shall be made in accordance with such terms of such series of Securities and this Article, except as otherwise specified pursuant to Section 3.01 for Securities of such series, provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article, the terms of such series shall govern.

(b)      The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “Mandatory Sinking Fund Payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “Optional Sinking Fund Payment.” If provided for by the terms of Securities of any series, the cash amount of any Mandatory Sinking Fund Payment may be subject to reduction as provided in Section 5.02.

Section 5.02      Mandatory Sinking Fund Obligation. The Issuer may, at its option, satisfy any Mandatory Sinking Fund Payment obligation, in whole or in part, with respect to a particular series of Securities by (a) delivering to the Trustee Securities of such series in transferable form theretofore purchased or otherwise acquired by the Issuer or redeemed at the election of the Issuer pursuant to Article IV or (b) receiving credit for Securities of such series (not previously so credited) acquired by the Issuer and theretofore delivered to the Trustee. The Trustee shall credit such Mandatory Sinking Fund Payment obligation with an amount equal to the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such Mandatory Sinking Fund Payment shall be reduced accordingly. If the Issuer shall elect to so satisfy any Mandatory Sinking Fund Payment obligation, it shall deliver to the Trustee not less than 45 days prior to the relevant sinking fund payment date an Officer’s Certificate, which shall designate the Securities (and portions thereof, if any) so delivered or credited and which shall be accompanied by such Securities (to the extent not theretofore delivered) in transferable form. In case of the failure of the Issuer, at or before the time so required, to give such notice and deliver such Securities the Mandatory Sinking Fund Payment obligation shall be paid entirely in moneys.

Section 5.03      Optional Redemption at Sinking Fund Redemption Price. In addition to the sinking fund requirements of Section 5.02, to the extent, if any, provided for by the terms of a particular series of Securities, the Issuer may, at its option, make an Optional Sinking Fund Payment with respect to such Securities. Unless otherwise provided by such terms, (a) to the extent that the right of the Issuer to make such Optional Sinking Fund Payment shall not be exercised in any year, it shall not be cumulative or carried forward to any subsequent year, and (b) such optional payment shall operate to reduce the amount of any Mandatory Sinking Fund Payment obligation as to Securities of the same series. If the Issuer intends to exercise its right to make such optional payment in any year it shall deliver to the Trustee not less than 45 days prior to the relevant sinking fund payment date an Officer’s Certificate stating that the Issuer will exercise such optional right, and specifying the amount which the Issuer will pay on or before the next succeeding sinking fund payment date. Such Officer’s Certificate shall also state that no Event of Default has occurred and is continuing.

Section 5.04      Application of Sinking Fund Payment.

(a)      If the sinking fund payment or payments made in funds pursuant to either Section 5.02 or 5.03 with respect to a particular series of Securities plus any unused balance of any preceding sinking fund payments made in funds with respect to such series shall exceed $50,000 (or a lesser sum if the Issuer shall so request, or such equivalent sum for Securities denominated other than in U.S. Dollars), it shall be applied by the Trustee on the sinking fund payment date next following the date of such payment, unless the date of such payment shall be a sinking fund payment date, in which case such payment shall be applied on such sinking fund payment date, to the redemption of Securities of such series at the redemption price specified pursuant to Section 4.03(b). The Trustee shall select, in the manner provided in Section 4.02, for redemption on such sinking fund payment date, a sufficient principal amount of Securities of such series to absorb said funds, as nearly as may be, and shall, at the expense and in the name of the Issuer, thereupon cause notice of redemption of the Securities to be given in substantially the manner provided in Section 4.03(a) for the redemption of Securities in part at the option of the Issuer, except that the notice of redemption shall also state that the Securities are being redeemed for the sinking fund. Any sinking fund moneys not so applied by the Trustee to the redemption of Securities of such series shall be added to the next sinking fund payment received in funds by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 5.04. Any and all sinking fund moneys held by the Trustee on the last sinking fund payment date with respect to Securities of such series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the Trustee to the payment of the principal of the Securities of such series at Maturity.

(b)      On or prior to each sinking fund payment date, the Issuer shall pay to the Trustee a sum equal to all interest accrued to but not including the date fixed for redemption on Securities to be redeemed on such sinking fund payment date pursuant to this Section 5.04.

(c)      The Trustee shall not redeem any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a Default in payment of interest on any Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) of which a Responsible Officer of the Trustee has actual knowledge, except that if the notice of redemption of any Securities of such series shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Securities if funds sufficient for that purpose shall be deposited with the Trustee in accordance with the terms of this Article. Except as aforesaid, any moneys in the sinking fund at the time any such Default or Event of Default shall occur and any moneys thereafter paid into the sinking fund shall, during the continuance of such Default or Event of Default, be held as security for the payment of all the Securities of such series; provided, however, that in case such Default or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date on which such moneys are required to be applied pursuant to the provisions of this Section 5.04.

Article VI
PARTICULAR COVENANTS OF THE ISSUER AND THE GUARANTOR

The Issuer hereby covenants and agrees as follows:

Section 6.01      Payments of Securities. The Issuer will duly and punctually pay the principal of and premium, if any, on each series of Securities, and the interest which shall have accrued thereon, at the dates and place and in the manner provided in the Securities and in this Indenture.

Section 6.02      Paying Agent.

(a)      The Issuer will maintain in each Place of Payment for any series of Securities an office or agency where Securities may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served (the “Paying Agent”). The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as Paying Agent to receive all presentations, surrenders, notices and demands.

(b)      The Issuer may also from time to time designate different or additional offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligations described in the preceding paragraph. The Issuer will give prompt written notice to the Trustee of any such additional designation or rescission of designation and of any change in the location of any such different or additional office or agency. The Issuer shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of each such agent. The Issuer or any Affiliate thereof may act as Paying Agent, except that neither the Issuer nor any Affiliate thereof may act as Paying Agent with respect to any series of Securities as to which the Issuer has effected satisfaction and discharge pursuant to Section 12.02 or Discharge (as defined in Section 12.03) from its obligations with respect to the Securities of such series pursuant to Section 12.03.

Section 6.03      To Hold Payment in Trust.

(a)      If the Issuer or an Affiliate thereof shall at any time act as Paying Agent with respect to any series of Securities, then, on or before the date on which the principal of and premium, if any, or interest on any of the Securities of that series by their terms or as a result of the calling thereof for redemption shall become payable, the Issuer or such Affiliate will segregate and hold in trust for the benefit of the Holders of such Securities or the Trustee a sum sufficient to pay such principal and premium, if any, or interest which shall have so become payable until such sums shall be paid to such Holders or otherwise disposed of as herein provided, and will notify the Trustee of its action or failure to act in that regard. Upon any proceeding under any federal bankruptcy laws with respect to the Issuer or any Affiliate thereof, if the Issuer or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Issuer or such Affiliate as Paying Agent.

(b)      If the Issuer shall appoint, and at the time have, a Paying Agent for the payment of the principal of and premium, if any, or interest on any series of Securities, then prior to 11:00 a.m., New York City time, on the date on which the principal of and premium, if any, or interest on any of the Securities of that series shall become payable as aforesaid, whether by their terms or as a result of the calling thereof for redemption, the Issuer will deposit with such Paying Agent a sum sufficient to pay such principal and premium, if any, or interest, such sum to be held in trust for the benefit of the Holders of such Securities or the Trustee, and (unless such Paying Agent is the Trustee), the Issuer or any other obligor of such Securities will promptly notify the Trustee of its payment or failure to make such payment.

(c)      If the Paying Agent shall be other than the Trustee, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 6.03, that such Paying Agent shall:

   (i)      hold all moneys held by it for the payment of the principal of and premium, if any, or interest on the Securities of that series in trust for the benefit of the Holders of such Securities until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

   (ii)      give to the Trustee notice of any Default by the Issuer or any other obligor upon the Securities of that series in the making of any payment of the principal of and premium, if any, or interest on the Securities of that series; and

   (iii)      at any time during the continuance of any such Default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent.

(d)      Anything in this Section 6.03 to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a release, satisfaction or discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or by any Paying Agent other than the Trustee as required by this Section 6.03, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent.

(e)      Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of and premium, if any, or interest on any Security of any series and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Issuer upon Issuer Order along with any interest that has accumulated thereon as a result of such money being invested at the direction of the Issuer, or (if then held by the Issuer) shall be discharged from such trust, and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantor for payment of such amounts without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 6.04      Merger, Consolidation and Sale of Assets. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities:

(a)      No Obligor will consolidate with any other entity or permit a merger of any other entity into such Obligor or permit such Obligor to be merged into any other entity, or sell, convey, transfer or lease all or substantially all its assets to another entity, unless (i) either such Obligor shall be the continuing entity, or the successor, transferee or lessee entity (if other than such Obligor) shall be organized and existing under the laws of the United States or any State thereof and shall expressly assume, by indenture supplemental hereto, executed and delivered by such entity prior to or simultaneously with such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and interest and premium, if any, on all the Securities, according to their tenor, and the due and punctual performance and observance of all other obligations to the Holders and the Trustee under this Indenture or under the Securities to be performed or observed by such Obligor; and (ii) immediately after such consolidation, merger, sale, conveyance, transfer or lease, such Obligor or the successor, transferee or lessee entity (if other than such Obligor) would not be in Default in the performance of any covenant or condition of this Indenture and no Event of Default would have occurred and be continuing.

(b)      Upon any consolidation with or merger into any other entity, or any sale, conveyance, transfer or lease of all or substantially all of the assets of an Obligor in accordance with this Section 6.04, the successor entity formed by such consolidation or into or with which such Obligor is merged or to which such Obligor is sold or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Obligor under this Indenture with the same effect as if such successor entity had been named as such Obligor herein, and thereafter, except in the case of a lease, the predecessor Obligor shall be relieved of all obligations and covenants under this Indenture and the Securities, and from time to time such entity may exercise each and every right and power of such Obligor under this Indenture, in the name of such Obligor, or in its own name; and any act or proceeding by any provision of this Indenture required or permitted to be done by the Board of Directors or any officer of such Obligor may be done with like force and effect by the like board or officer of any entity that shall at the time be the successor of such Obligor hereunder. In the event of any such sale or conveyance, but not any such lease, the applicable Obligor (or any successor entity which shall theretofore have become such in the manner described in this Section 6.04) shall be discharged from all obligations and covenants under this Indenture and the Securities and may thereupon be dissolved and liquidated.

Section 6.05      Compliance Certificate. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, the Issuer shall furnish to the Trustee annually, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer, principal accounting officer, executive vice president, senior vice president or vice president and treasurer as to his or her knowledge of the Obligors’ compliance with all conditions and covenants under this Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture) and, in the event of any Default, specifying each such Default and the nature and status thereof of which such person may have knowledge. Such certificates need not comply with Section 17.01 of this Indenture.

Section 6.06      Conditional Waiver by Holders of Securities. Anything in this Indenture to the contrary notwithstanding, the Obligors may fail or omit in any particular instance to comply with a covenant or condition set forth herein with respect to any series of Securities (other than the obligation to pay the principal of, premium, if any, and interest on any Security of such series, or in the case of any Securities which are convertible into or exchangeable for securities or property, the obligation to convert or exchange such Securities, or a covenant or provision hereof which under Section 14.02 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected) if the Issuer shall have obtained and filed with the Trustee, prior to the time of such failure or omission, evidence (as provided in Article VIII) of the consent of the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding, either waiving such compliance in such instance or generally waiving compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, or impair any right consequent thereon and, until such waiver shall have become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 6.07        Statement by Officers as to Default. The Issuer shall deliver to the Trustee as soon as possible and in any event within 30 days after the Issuer becomes aware of the occurrence of any Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or Default and the action which the Issuer proposes to take with respect thereto.

Section 6.08        Maintenance of Insurance. The Issuer will maintain, or cause to be maintained, insurance with responsible companies on all properties of the Issuer and its Subsidiaries and against all tort claims that may be incurred by the Issuer and its Subsidiaries, all to the extent and in such amounts and against such risks as are usually covered by insurance policies carried by owners of similar enterprises.

Article VII
REMEDIES OF TRUSTEE AND SECURITYHOLDERS

Section 7.01        Events of Default. Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to Securities of any series shall mean any of the following described events unless it is specifically deleted or modified, insofar as concerns the Securities of such series, in the manner contemplated in Section 3.01:

(a)         the failure of the Issuer to pay any installment of interest on any Security of such series when and as the same shall become payable, which failure shall have continued unremedied for a period of 30 days;

(b)        the failure of the Issuer to pay any principal of (or premium, if any, on) any Security of such series, when and as the same shall become payable, whether at Maturity as therein expressed, by call for redemption (otherwise than pursuant to a sinking fund), upon acceleration or otherwise;

(c)         the failure of the Issuer to pay a sinking fund installment, if any, when and as the same shall become payable by the terms of a Security of such series;

(d)        the failure of an Obligor, subject to the provisions of Section 6.06, to perform any covenants or agreements contained in this Indenture (including any indenture supplemental hereto or Officer’s Certificate pursuant to which the Securities of such series were issued as contemplated by Section 3.01) (other than a covenant or agreement which has been expressly included in this Indenture solely for the benefit of a series of Securities other than that series and other than a covenant or agreement a default in the performance of which is elsewhere in this Section 7.01 specifically addressed), or in any Securities of such series, which failure shall not have been remedied for a period of 60 days after written notice shall have been given to the Obligors by the Trustee or shall have been given to the Obligors and the Trustee by Holders of 25% or more in aggregate principal amount of the Securities of such series then Outstanding, specifying such failure, requiring the Obligors to remedy the same and stating that such notice is a “Notice of Default” hereunder;

(e)         the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of an Obligor in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of an Obligor or of substantially all the property of an Obligor or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(f)         the commencement by an Obligor of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by an Obligor to the entry of an order for relief in an involuntary case under any such law, or the consent by an Obligor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of an Obligor or of substantially all the property of an Obligor or the making by it of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by an Obligor in furtherance of any action;

(g)        any Guarantee is not, or is claimed by the Guarantor not to be, in full force and effect; or

(h)        the occurrence of any other Event of Default with respect to Securities of such series as provided in Section 3.01.

Notwithstanding the foregoing provisions of this Section 7.01, if the principal or any premium or interest on any Security is payable in a Currency other than the Currency of the United States and such Currency is not available to the Issuer for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Issuer, the Issuer will be entitled to satisfy its obligations to Holders of the Securities by making such payment in the Currency of the United States in an amount equal to the Currency of the United States equivalent of the amount payable in such other Currency, as determined by the Issuer’s agent in accordance with Section 3.11(c) hereof by reference to the noon buying rate in The City of New York for cable transfers for such Currency (“Exchange Rate”), as such Exchange Rate is reported or otherwise made available by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions of this Section 7.01, any payment made under such circumstances in the Currency of the United States where the required payment is in a Currency other than the Currency of the United States will not constitute an Event of Default under this Indenture.

Section 7.02        Acceleration; Rescission and Annulment.

(a)         Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, if any one or more of the above-described Events of Default (other than an Event of Default specified in Section 7.01(e) or 7.01(f)) shall happen with respect to Securities of any series at the time Outstanding, then, and in each and every such case, during the continuance of any such Event of Default, the Trustee or the Holders of 25% or more in principal amount of the Securities of such series then Outstanding may declare the principal (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest on all the Securities of such series then Outstanding to be due and payable immediately by a notice in writing to the Issuer and the Guarantor (and to the Trustee if given by Holders), and upon any such acceleration such principal amount (or specified amount) and interest shall become immediately due and payable. If an Event of Default specified in Section 7.01(e) or 7.01(f) occurs and is continuing, then in every such case, the principal of (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified by the terms of that series) of and all accrued but unpaid interest on all of the Securities of that series then Outstanding shall automatically, and without any acceleration or any other action on the part of the Trustee or any Holder, become due and payable immediately. Upon payment of such amounts in the Currency in which such Securities are denominated (subject to the last paragraph of Section 7.01 and except as otherwise provided pursuant to Section 3.01), all obligations of the Issuer in respect of the payment of principal of and interest on the Securities of such series shall terminate.

(b)        The provisions of Section 7.02(a), however, are subject to the condition that, at any time after the principal of all the Securities of such series, to which any one or more of the above-described Events of Default is applicable, shall have been so declared to be or shall have automatically become due and payable, and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, Holders of a majority in principal amount of the Securities of that Series then Outstanding, by written notice to the Issuer, the Guarantor and the Trustee, may rescind and annual such acceleration if:

     (i)            the Issuer or the Guarantor has paid or deposited with the Trustee or Paying Agent a sum in the Currency in which such Securities are denominated (subject to the last paragraph of Section 7.01 and except as otherwise provided pursuant to Section 3.01) sufficient to pay:

     (A)      all amounts owing the Trustee and any predecessor trustee hereunder under Section 11.01(a) (provided, however, that all sums payable under this clause (A) shall be paid in U.S. Dollars);

     (B)      all arrears of interest, if any, upon all the Securities of such series (with interest, to the extent that interest thereon shall be legally enforceable, on any overdue installment of interest at the rate or rates prescribed therefor in such Securities or, if no such rate is prescribed therefor in such Securities, at the rate of interest otherwise borne by such Securities); and

     (C)      the principal of and premium, if any, on any Securities of such series that have become due otherwise than by such acceleration and interest on such principal and (to the extent that interest thereon shall be legally enforceable) interest on the overdue premium, if any, at the rate prescribed therefor in such Securities or, if no rate is prescribed therefor in such Securities, at the rate of interest otherwise borne by such Securities; and

     (ii)           every other Default and Event of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such acceleration, have been cured or waived as provided in Section 7.06.

(c)         No such rescission shall affect any subsequent default or impair any right consequent thereon.

(d)        For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such acceleration, unless such acceleration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 7.03        Other Remedies. If the Issuer shall fail for a period of 30 days to pay any installment of interest on the Securities of any series or shall fail to pay any principal of or premium, if any, on any of the Securities of such series when and as the same shall become due and payable, whether at Maturity, or by call for redemption (other than pursuant to the sinking fund), by acceleration as authorized by this Indenture, or otherwise, or shall fail to make any required sinking fund payment as to a series of Securities, then, upon demand of the Trustee, the Issuer will pay to the Paying Agent for the benefit of the Holders of Securities of such series then Outstanding the whole amount which then shall have become due and payable on all the Securities of such series for principal, premium, if any, and interest, with interest on the overdue principal and (so far as the same may be legally enforceable) on the overdue premium, if any, and overdue installments of interest at the rate prescribed therefor in such Securities or, if no rate is prescribed therefor in such Securities, at the rate of interest otherwise borne by such Securities, and all amounts owing the Trustee and any predecessor trustee hereunder under Section 11.01(a).

If an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of such series by such appropriate judicial proceedings as the Trustee shall deem appropriate to protect and enforce any such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor upon the Securities of such series, and collect the moneys adjudged or decreed to be payable out of the property of the Issuer, the Guarantor or any other obligor upon the Securities of such series, wherever situated, in the manner provided by law. Every recovery of judgment in any such action or other proceeding, subject to the payment to the Trustee of all amounts owing the Trustee and any predecessor trustee hereunder under Section 11.01(a), shall be for the ratable benefit of the Holders of such series of Securities which shall be the subject of such action or proceeding. All rights of action upon or under any of the Securities or this Indenture may be enforced by the Trustee without the possession of any of the Securities and without the production of any thereof at any trial or any proceeding relative thereto.

Section 7.04        Trustee as Attorney-in-Fact. The Trustee is hereby appointed, and each and every Holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have appointed the Trustee, the true and lawful attorney-in-fact of such Holder, with authority to make or file (whether or not the an Obligor shall be in Default in respect of the payment of the principal of, or premium, if any, or interest on, any of the Securities), in its own name and as trustee of an express trust or otherwise as it shall deem advisable, in any receivership, insolvency, liquidation, bankruptcy, reorganization or other judicial proceeding relative to the an Obligor or any other obligor upon the Securities or to their respective creditors or property, any and all claims, proofs of claim, proofs of debt, petitions, consents, other papers and documents and amendments of any thereof, as may be necessary or advisable in order to have the claims of the Trustee and any predecessor trustee hereunder and of the Holders of the Securities allowed in any such proceeding and to collect and receive any moneys or other property payable or deliverable on any such claim, and to execute and deliver any and all other papers and documents and to do and perform any and all other acts and things, as it may deem necessary or advisable in order to enforce in any such proceeding any of the claims of the Trustee and any predecessor trustee hereunder and of any of such Holders in respect of any of the Securities; and any receiver, assignee, trustee, custodian or debtor in any such proceeding is hereby authorized, and each and every taker or Holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have authorized any such receiver, assignee, trustee, custodian or debtor, to make any such payment or delivery only to or on the order of the Trustee, and to pay to the Trustee any amount due it and any predecessor trustee hereunder under Section 11.01(a); provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any Holder of Securities, any plan of reorganization or readjustment affecting the Securities or the related Guarantees, if any, or the rights of any Holder thereof, or to authorize or empower the Trustee to vote in respect of the claim of any Holder of any Securities in any such proceeding.

Section 7.05        Priorities. Any moneys or properties collected by the Trustee with respect to a series of Securities under this Article VII shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys or properties and, in the case of the distribution of such moneys or properties on account of the Securities of any series, upon presentation of the Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: To the payment of all amounts due to the Trustee and any predecessor trustee hereunder under Section 11.01(a).

Second: Subject to Article XV (to the extent applicable to any series of Securities then outstanding), to the payment of the amounts then due and unpaid for principal of and any premium and interest on the Outstanding Securities of such series in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Outstanding Securities for principal and any premium and interest, respectively.

Any surplus then remaining shall be paid to the Issuer or as directed by a court of competent jurisdiction.

Section 7.06        Control by Securityholders; Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities of any series at the time Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder, or of exercising any trust or power hereby conferred upon the Trustee with respect to the Securities of such series, provided, however, that, subject to the provisions of Sections 11.01 and 11.02, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken or would be unduly prejudicial to Holders not joining in such direction or would involve the Trustee in personal liability. Prior to any acceleration of the Maturity of the Securities of any series, the Holders of a majority in aggregate principal amount of such series of Securities at the time Outstanding may on behalf of the Holders of all of the Securities of such series waive any past Default or Event of Default hereunder and its consequences except a Default in the payment of interest or any premium on or principal of the Securities of such series or in the case of any Securities which are convertible into or exchangeable for other securities or property, a Default in any such conversion or exchange, or a Default in respect of a covenant or provision hereof which under Section 14.02 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. Upon any such waiver the Obligors, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.06, said Default or Event of Default shall for all purposes of the Securities of such series and this Indenture be deemed to have been cured and to be not continuing.

Section 7.07        Limitation on Suits. No Holder of any Security of any series shall have any right to institute any action, suit or proceeding at law or in equity for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, in each case with respect to an Event of Default with respect to such series of Securities, unless such Holder previously shall have given to the Trustee written notice of one or more of the Events of Default herein specified with respect to such series of Securities, and unless also the Holders of 25% or more in principal amount of the Securities of such series then Outstanding shall have requested the Trustee in writing to take action in respect of the matter complained of, and unless also there shall have been offered to the Trustee security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after receipt of such notification, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and such notification, request and offer of indemnity are hereby declared in every such case to be conditions precedent to any such action, suit or proceeding by any Holder of any Security of such series; it being understood and intended that no one or more of the Holders of Securities of such series shall have any right in any manner whatsoever by his, her, its or their action to enforce any right hereunder, except in the manner herein provided, and that every action, suit or proceeding at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Holders of the Outstanding Securities of such series and shall not affect, disturb or prejudice the rights of any other Holder (the Trustees shall have no affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudiced to such Holders); provided, however, that nothing in this Indenture or in the Securities of such series or the related Guarantees, if any, shall affect or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the Securities of such series to the respective Holders of such Securities at the respective due dates in such Securities stated, or affect or impair the right, which is also absolute and unconditional, of such Holders to institute suit to enforce the payment thereof.

Section 7.08        Undertaking for Costs. All parties to this Indenture and each Holder of any Security, by such Holder’s acceptance thereof, shall be deemed to have agreed that any court may in its discretion require, in any action, suit or proceeding for the enforcement of any right or remedy under this Indenture, or in any action, suit or proceeding against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such action, suit or proceeding of an undertaking to pay the costs of such action, suit or proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such action, suit or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 7.08 shall not apply to any action, suit or proceeding instituted by the Trustee, to any action, suit or proceeding instituted by any one or more Holders of Securities holding in the aggregate more than 10% in principal amount of the Securities of any series Outstanding, or to any action, suit or proceeding instituted by any Holder of Securities of any series for the enforcement of the payment of the principal of or premium, if any, or the interest on, any of the Securities of such series, on or after the respective due dates expressed in such Securities.

Section 7.09        Remedies Cumulative. No remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities of any series is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustee or of any Holder of the Securities of any series to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Article VII to the Trustee and to the Holders of Securities of any series, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Holders of Securities of such series, as the case may be. In case the Trustee or any Holder of Securities of any series shall have proceeded to enforce any right under this Indenture and the proceedings for the enforcement thereof shall have been discontinued or abandoned because of waiver or for any other reason or shall have been adjudicated adversely to the Trustee or to such Holder of Securities, then and in every such case the Obligors, the Trustee and the Holders of the Securities of such series shall severally and respectively be restored to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Trustee and the Holders of the Securities of such series shall continue as though no such proceedings had been taken, except as to any matters so waived or adjudicated.

Article VIII
CONCERNING THE SECURITYHOLDERS

Section 8.01        Evidence of Action of Securityholders. Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Securities or of any series of Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage or majority have joined therein may be evidenced by (a) any instrument or any number of instruments of similar tenor executed by Securityholders in person, by an agent or by a proxy appointed in writing, including through an electronic system for tabulating consents operated by the Depositary for such series or otherwise (such action becoming effective, except as herein otherwise expressly provided, when such instruments or evidence of electronic consents are delivered to the Trustee and, where it is hereby expressly required, to the Obligors), or (b) by the record of the Holders of Securities voting in favor thereof at any meeting of Securityholders duly called and held in accordance with the provisions of Article IX, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders.

Section 8.02        Proof of Execution or Holding of Securities. Proof of the execution of any instrument by a Securityholder or his, her or its agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a)         The fact and date of the execution by any Person of any such instrument may be proved (i) by the certificate of any notary public or other officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments or proof of deeds to be recorded within such jurisdiction, that the Person who signed such instrument did acknowledge before such notary public or other officer the execution thereof, or (ii) by the affidavit of a witness of such execution sworn to before any such notary or other officer. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

(b)        The ownership of Securities of any series shall be proved by the Register of such Securities or by a certificate of the Registrar for such series.

(c)         The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

(d)        The Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem appropriate or necessary, so long as the request is a reasonable one.

(e)         If the Issuer shall solicit from the Holders of Securities of any series any action, the Issuer may, at its option fix in advance a record date for the determination of Holders of Securities entitled to take such action, but the Issuer shall have no obligation to do so. Any such record date shall be fixed at the Issuer’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders of Securities for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such action, and for that purpose the Outstanding Securities of such series shall be computed as of such record date.

Section 8.03        Persons Deemed Owners.

(a)         The Issuer, the Guarantor, the Trustee or any of their agents may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.08) interest, if any, on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Trustee nor any of their agents shall be affected by notice to the contrary. All payments made to any Holder, or upon his, her or its order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Security.

(b)        None of the Obligors, the Trustee, or any of their agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 8.04        Effect of Consents. After an amendment, supplement, waiver or other action becomes effective as to any series of Securities, a consent to it by a Holder of such series of Securities is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Securities or portion thereof, and of any Security issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security.

Article IX
SECURITYHOLDERS’ MEETINGS

Section 9.01        Purposes of Meetings. A meeting of Securityholders of any or all series may be called at any time and from time to time pursuant to the provisions of this Article IX for any of the following purposes:

(a)         to give any notice to the Issuer or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article VIII;

(b)        to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article XI;

(c)         to consent to the execution of an Indenture or of indentures supplemental hereto pursuant to the provisions of Section 14.02; or

(d)        to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of any one or more or all series, as the case may be, under any other provision of this Indenture or under applicable law.

Section 9.02        Call of Meetings by Trustee. The Trustee may at any time call a meeting of all Securityholders of any or all series that may be affected by the action proposed to be taken, to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Securityholders of a series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed at the expense of the Issuer to Holders of Securities of such series at their addresses as they shall appear on the Register of the Issuer. Such notice shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Section 9.03        Call of Meetings by Issuer or Securityholders. In case at any time the Issuer or the Holders of at least 10% in aggregate principal amount of the Securities of any series then Outstanding that may be affected by the action proposed to be taken, shall have requested the Trustee to call a meeting of Securityholders of such series, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Issuer or such Securityholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

Section 9.04        Qualifications for Voting. To be entitled to vote at any meeting of Securityholders, a Person shall (a) be a Holder of one or more Securities affected by the action proposed to be taken at the meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more such Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel, any representatives of the Issuer and its counsel and any representatives of the Guarantor and its counsel. Anything in this Indenture to the contrary notwithstanding, unless otherwise expressly provided pursuant to Section 3.01 with respect to the Securities of any series, any vote, consent, waiver or other action given or taken by the Holders of any series of Securities at a meeting shall be given or taken, as the case may be, by the Holders of such series of Securities as a separate class.

Section 9.05        Regulation of Meetings.

(a)         Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem fit.

(b)        The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Securityholders as provided in Section 9.03, in which case the Issuer or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chair. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

(c)         At any meeting of Securityholders of a series, each Securityholder of such series or such Securityholder’s proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series Outstanding held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. If the Securities of any series are issuable in minimum denominations of less than $1,000, then a Holder of such a Security in a principal amount of less than $1,000 shall be entitled to a fraction of one vote which is equal to the fraction that the principal amount of such Security bears to $1,000. The chairman of the meeting shall have no right to vote other than by virtue of Securities of such series held by him or her or instruments in writing as aforesaid duly designating him or her as the Person to vote on behalf of other Securityholders. At any meeting of the Securityholders of any series duly called pursuant to the provisions of Section 9.02 or 9.03, the presence of Persons holding or representing Securities of such series in an aggregate principal amount sufficient to take action, insofar as concerns the Securities of such series, upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum for a meeting of Holders of the Securities of such series, and any such meeting may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06        Voting. The vote upon any resolution submitted to any meeting of Securityholders of a series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts of the Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amounts of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07        No Delay of Rights by Meeting. Nothing contained in this Article IX shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders of any series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders of such series under any of the provisions of this Indenture or of the Securities of such series.

Article X
REPORTS BY THE ISSUER AND THE TRUSTEE AND
SECURITYHOLDERS’ LISTS

Section 10.01      Reports by Trustee.

(a)         So long as any Securities are outstanding, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each anniversary following the date of this Indenture deliver to Holders a brief report which complies with the provisions of such Section 313(a).

(b)         The Trustee shall, at the time of the transmission to the Holders of Securities of any report pursuant to the provisions of this Section 10.01, file a copy of such report with each stock exchange upon which the Securities are listed, if any, and also with the SEC in respect of a Security listed and registered on a national securities exchange, if any. The Issuer agrees to notify the Trustee when, as and if the Securities become listed on any stock exchange or any delisting thereof.

(c)         The Issuer will reimburse the Trustee for all expenses incurred in the preparation and transmission of any report pursuant to the provisions of this Section 10.01 and of Section 10.02.

Section 10.02      Reports by the Guarantor.

The Issuer shall:

(a) file with or deliver to the Trustee, within 15 days after the Guarantor is required to file the same with the SEC, copies of the annual and quarterly reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Guarantor may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Guarantor is not required to file information, documents or reports with the SEC pursuant to either Section 13 or Section 15(d) of the Exchange Act, then the Guarantor will file with or deliver to the Trustee and the SEC, in accordance with any other rules and regulations that may be prescribed from time to time by the SEC, such annual and quarterly reports and supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange, as may be prescribed from time to time by the SEC in such rules and regulations; or

(b) if at any time the Guarantor is not subject to Section 13 or 15(d) of the Exchange Act and the Guarantor is not providing annual and quarterly reports and supplementary and periodic information, documents and reports to the SEC and the Trustee pursuant to Section 10.02(a) of this Indenture, the Guarantor will, at its option, either (i) post on a publicly available website or (ii) post on IntraLinks or any comparable password protected online data system requiring user identification and a confidentiality acknowledgement (a “Confidential Datasite”), within 15 days of the filing date that would be applicable to a non-accelerated filer at that time pursuant to applicable SEC rules and regulations, the quarterly and audited annual financial statements and accompanying disclosure described in Item 303 of Regulation S-K (“management’s discussion and analysis of financial condition and results of operations”) that would be required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, required to be filed with the SEC if the Guarantor were subject to Section 13(a) or 15(d) of the Exchange Act. If the Guarantor elects to furnish such reports via a Confidential Datasite, access to the Confidential Datasite will be provided promptly upon request to Holders and beneficial owners of, and bona fide potential investors in, the Securities as well as securities analysts and market makers and no such request for access to the Confidential Datasite will be unreasonably denied.

Any such report, information or document that the Guarantor files with or furnishes to the SEC through the EDGAR shall be deemed filed with the Trustee for purposes of Section 10.02(a) and (b) this Indenture at the time of such filing or furnishing through EDGAR. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such will not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 10.03      Securityholders’ Lists. The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee:

(a)         semi-annually, within 15 days after each Record Date, but in any event not less frequently than semi-annually, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Securities to which such Record Date applies, as of such Record Date, and

(b)         at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished.

Article XI
CONCERNING THE TRUSTEE

Section 11.01      Rights of Trustees; Compensation and Indemnity. The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following, all of which the parties hereto and the Holders from time to time of the Securities agree:

(a)         The Trustee shall be entitled to such compensation from the Issuer as the Issuer and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (including in any agent capacity in which it acts). The compensation of the Trustee shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon its request for all out-of-pocket expenses, disbursements and advances incurred or made by the Trustee (including the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct.

The Issuer also agrees to indemnify each of the Trustee and any predecessor Trustee hereunder for, and to hold it harmless against, any and all loss, liability, damage, claim, or expense incurred without its own negligence, bad faith or willful misconduct, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties (including in any agent capacity in which it acts), as well as the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except those determined to have been caused by its own negligence or willful misconduct. The Trustee shall notify the Issuer promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have one separate counsel of its selection and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

As security for the performance of the obligations of the Issuer under this Section 11.01(a), the Trustee shall have a lien upon all property and funds held or collected by the Trustee as such, except funds held in trust by the Trustee to pay principal of and premium, if any, and interest on any Securities. Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Issuer to compensate and indemnify the Trustee under this Section 11.01(a) shall survive the resignation or removal of the Trustee, the termination of this Indenture and any satisfaction and discharge under Article XII. When the Trustee incurs expenses or renders services after an Event of Default specified in clause (e) or (f) of Section 7.01 occurs, the expenses and compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or similar laws.

(b)         The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by its agents and attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(c)         The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals herein or in the Securities (except its certificates of authentication thereon) contained, all of which are made solely by the Obligors; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture or of the Securities (except its certificates of authentication thereon), and the Trustee makes no representation with respect thereto, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Issuer are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Issuer of any Securities, or the proceeds of any Securities, authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

(d)        The Trustee may consult with counsel of its selection, and any advice of counsel shall be full and complete authorization and protection in respect of any action taken or suffered by the Trustee hereunder in good faith and in accordance with such advice of counsel.

(e)         The Trustee may rely upon the certificate of the Secretary or one of the Assistant Secretaries of the Issuer as to the adoption of any Board Resolution or resolution of the stockholders of the Issuer, and any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by, and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may rely upon, an Officer’s Certificate of the Issuer or the Guarantor (unless other evidence in respect thereof be herein specifically prescribed).

(f)         The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Issuer with the same rights it would have had if it were not the Trustee or such agent.

(g)        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

(h)        Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is the Holder of any Security shall be conclusive and binding in respect of such Security upon all future Holders thereof or of any Security or Securities which may be issued for or in lieu thereof in whole or in part, whether or not such Security shall have noted thereon the fact that such request or consent had been made or given.

(i)          The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(j)          The Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities, pursuant to any provision of this Indenture, unless one or more of the Holders of the Securities shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred by it therein or thereby.

(k)         The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within its discretion or within the rights or powers conferred upon it by this Indenture.

(l)          The Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless a Responsible Officer has received written notice thereof from the Issuer or a Guarantor or unless the Issuer or the Holders of not less than 25% of the Outstanding Securities of any series notify the Trustee thereof.

(m)        The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Debt or other paper or document, but the Trustee, may, but shall not be required to, make further inquiry or investigation into such facts or matters as it may see fit.

(n)         The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

(o)        In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(p)        In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, pandemics or epidemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(q)        The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 11.02      Duties of Trustee.

(a)         If one or more of the Events of Default specified in Section 7.01 with respect to the Securities of any series shall have happened, then, during the continuance thereof, the Trustee shall, with respect to such Securities, exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)        None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, negligent failure to act, or its own willful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding,

     (i)            unless and until an Event of Default specified in Section 7.01 with respect to the Securities of any series shall have happened which at the time is continuing,

     (A)      the Trustee undertakes to perform such duties and only such duties with respect to the Securities of that series as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

     (B)      the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates and opinions furnished to it pursuant to the express provisions of this Indenture; but in the case of any such certificates or opinions which, by the provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein);

     (ii)           the Trustee shall not be liable to any Holder of Securities or to any other Person for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (iii)           the Trustee shall not be liable to any Holder of Securities or to any other Person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of Securityholders given as provided in Section 7.06, relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it by this Indenture.

(c)         None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)        Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 11.02.

Section 11.03      Notice of Defaults. Within 90 days after the occurrence thereof, and if known to the Trustee, the Trustee shall give to the Holders of the Securities of a series notice of each Default or Event of Default with respect to the Securities of such series known to the Trustee, by transmitting such notice to Holders at their addresses as the same shall then appear on the Register of the Issuer, unless such Default shall have been cured or waived before the giving of such notice (the term “Default” being hereby defined to be the events specified in Section 7.01, which are, or after notice or lapse of time or both would become, Events of Default as defined in said Section). Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any of the Securities of such series when and as the same shall become payable, or to make any sinking fund payment as to Securities of the same series, the Trustee shall be protected in withholding such notice, if and so long as a Responsible Officer or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities of such series.

Section 11.04      Eligibility; Disqualification.

(a)         The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition, and shall have a Corporate Trust Office. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.04, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(b)        The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(i) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(i) are met. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. If Section 310(b) of the Trust Indenture Act is amended any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series or to change any of the definitions in connection therewith, this Section 11.04 shall be automatically amended to incorporate such changes.

Section 11.05      Resignation and Notice; Removal. The Trustee, or any successor to it hereafter appointed, may at any time resign and be discharged of the trusts hereby created with respect to any one or more or all series of Securities by giving to the Issuer notice in writing. Such resignation shall take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee. Any Trustee hereunder may be removed with respect to any series of Securities at any time by the filing with such Trustee and the delivery to the Issuer of an instrument or instruments in writing signed by the Holders of a majority in principal amount of the Securities of such series then Outstanding, specifying such removal and the date when it shall become effective.

If at any time:

(1)           the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities of such series), or

(2)           the Trustee shall cease to be eligible under Section 11.04 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities of such series), or

(3)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer by written notice to the Trustee may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Securityholder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities of such series) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

Upon its resignation or removal, any Trustee shall be entitled to the payment of reasonable compensation for the services rendered hereunder by such Trustee and to the payment of all reasonable expenses incurred hereunder and all moneys then due to it hereunder. The Trustee’s rights to indemnification provided in Section 11.01(a) shall survive its resignation or removal.

Section 11.06      Successor Trustee by Appointment.

(a)         In case at any time the Trustee shall resign, or shall be removed (unless the Trustee shall be removed as provided in Section 11.05, in which event the vacancy shall be filled as provided in said subdivision), or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation with respect to the Securities of one or more series, a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any series) may be appointed with respect to the Securities of each such series by the Holders of a majority in principal amount of the Securities of such series then Outstanding, by an instrument or instruments in writing signed in duplicate by such Holders and filed, one original thereof with the Issuer and the other with the successor Trustee; but, until a successor Trustee shall have been so appointed by the Holders of Securities of any such series as herein authorized, the Issuer, or, in case all or substantially all the assets of the Issuer shall be in the possession of one or more custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the federal bankruptcy laws, as now or hereafter constituted), or of assignees for the benefit of creditors, such receivers, custodians, trustees or assignees, as the case may be, by an instrument in writing, shall appoint a successor Trustee with respect to the Securities of such series. Subject to the provisions of Sections 11.04 and 11.05, upon the appointment as aforesaid of a successor Trustee with respect to the Securities of any series, the Trustee with respect to the Securities of such series shall cease to be Trustee hereunder. After any such appointment other than by the Holders of Securities of any series, the Person making such appointment shall forthwith cause notice thereof to be mailed to the Holders of Securities of such series at their addresses as the same shall then appear on the Register of the Issuer but any successor Trustee with respect to the Securities of such series so appointed shall, immediately and without further act, be superseded by a successor Trustee appointed by the Holders of Securities of such series in the manner above prescribed, if such appointment be made prior to the expiration of one year from the date of the mailing of such notice by the Issuer, or by such receivers, trustees or assignees.

(b)        If any Trustee with respect to the Securities of any series shall resign or be removed and a successor Trustee shall not have been appointed by the Issuer or by the Holders of the Securities of such series or, if any successor Trustee so appointed shall not have accepted its appointment within 30 days after such appointment shall have been made, the resigning Trustee at the expense of the Issuer may apply to any court of competent jurisdiction for the appointment of a successor Trustee. If in any other case a successor Trustee shall not be appointed pursuant to the foregoing provisions of this Section 11.06 within three months after such appointment might have been made hereunder, the Holder of any Security of the applicable series or any retiring Trustee at the expense of the Issuer may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

(c)         Any successor Trustee appointed hereunder with respect to the Securities of one or more series shall execute, acknowledge and deliver to its predecessor Trustee and to the Issuer and the Guarantor, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations with respect to such series of such predecessor Trustee with like effect as if originally named as Trustee hereunder, and such predecessor Trustee, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to pay over, and such successor Trustee shall be entitled to receive, all moneys and properties held by such predecessor Trustee as Trustee hereunder with respect to the Securities of such series, subject nevertheless to its lien provided for in Section 11.01(a). Nevertheless, on the written request of the Issuer or of the successor Trustee or of the Holders of at least 10% in principal amount of the Securities of any such series then Outstanding, such predecessor Trustee, upon payment of its said charges and disbursements, shall execute and deliver an instrument transferring to such successor Trustee upon the trusts herein expressed all the rights, powers and trusts of such predecessor Trustee with respect to the Securities of such series and shall assign, transfer and deliver to the successor Trustee all moneys and properties held by such predecessor Trustee with respect to the Securities of such series, subject nevertheless to its lien provided for in Section 11.01(a); and, upon request of any such successor Trustee or the Issuer, shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Trustee all such authority, rights, powers, trusts, immunities, duties and obligations.

Section 11.07      Successor Trustee by Merger. Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to one or more series of Securities, any of such Securities shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 11.08      Right to Rely on Officer’s Certificate. Whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate with respect thereto delivered to the Trustee, and such Officer’s Certificate, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 11.09      Appointment of Authenticating Agent. The Trustee may appoint an agent (the “Authenticating Agent”) acceptable to the Issuer to authenticate the Securities, and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.

Each Authenticating Agent shall at all times be a corporation organized and doing business and in good standing under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Article XI, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Article XI, it shall resign immediately in the manner and with the effect specified in this Article XI.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Article XI, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Obligors. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Obligors. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 11.09, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 11.09.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 11.09.

Section 11.10      Communications by Securityholders with Other Securityholders. Holders of Securities may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act with respect to such communications.

Section 11.11      FATCA. The Issuer agrees (i) to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which the Trustee shall not have any liability.

Article XII
SATISFACTION AND DISCHARGE; DEFEASANCE

Section 12.01      Applicability of Article. The provisions of this Article shall be applicable to the Securities of all series issued pursuant to this Indenture, except as otherwise specified pursuant to Section 3.01 for Securities of any particular series of Securities.

Section 12.02      Satisfaction and Discharge of Indenture. This Indenture, with respect to the Securities of any series (if all series issued under this Indenture are not to be affected), shall, upon Issuer Order, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Securities herein expressly provided for and the rights of the Holders of the Securities of such series to receive, the principal of and premium, if any, and interest on such Securities as and when the same shall become due and payable and except as otherwise provided in the last paragraph of this Section 12.02), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Securities of such series, when,

(a)        either:

     (i)            all Securities of such series theretofore authenticated and delivered (other than (A) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.07 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 6.03(e)) have been delivered to the Trustee for cancellation; or

     (ii)           all Securities of such series not theretofore delivered to the Trustee for cancellation,

     (A)      have become due and payable, or

     (B)      will become due and payable at their Stated Maturity within one year, or

(C)            if redeemable at the option of the Issuer (including, without limitation, by operation of any mandatory sinking fund), are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose an amount in cash in the Currency in which such Securities are payable (subject to Section 12.08) sufficient to pay and discharge the entire indebtedness on such Securities for principal and premium, if any, and interest to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity thereof or, in the case of Securities of such series which are to be called for redemption as contemplated by (C) above, the applicable Redemption Date, as the case may be, and including any mandatory sinking fund payments as and when the same shall become due and payable; provided, however, that, if a Default of the nature described in clauses (e) or (f) of Section 7.01 shall have occurred at any time during the period ending on and including the 91st day after the date of such deposit or if the Trustee or any Paying Agent is required to return the monies then on deposit with or held by the Trustee or such Paying Agent to the Issuer or to a trustee in bankruptcy, receiver, conservator or other similar Person, or the Trustee or any Paying Agent is not permitted to apply any such funds to pay the principal of and premium, if any, and interest on the Securities of such series (including to make sinking fund payments) as and when the same shall become due and payable, the obligations of the Obligors under this Indenture with respect to such Securities shall not be deemed terminated or discharged;

(b)           the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to the Securities of such series; and

(c)           the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series, the obligations of the Issuer to the Trustee under Section 11.01, the provisions of Sections 3.04, 3.05, 3.06, 3.07, 6.02 and 6.03 and this Article XII, and, if the Securities of such series are to be redeemed prior to their Stated Maturity (including, without limitation, pursuant to a mandatory sinking fund), the provisions of Article IV hereof, and, if the Securities of such series are convertible into or exchangeable for other securities or property, the rights of the Holders of such Securities to convert or exchange, and the obligations of the Issuer to convert or exchange, such Securities into other securities or property, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the obligations of the Trustee under Section 12.07 and Section 6.03(e) shall survive such satisfaction and discharge. At such time as satisfaction and discharge of this Indenture shall be effective with respect to the Securities of a particular series, the Guarantor will be released from its Guarantees of the Securities of such series.

Section 12.03      Defeasance and Covenant Defeasance upon Deposit of Moneys or U.S. Government Obligations. At the Issuer’s option, either (x) the Obligors shall be deemed to have been Discharged (as defined below) from their respective obligations with respect to Securities of any series on the first day after the applicable conditions set forth below have been satisfied, including, with respect to the Guarantor, release from its Guarantees of the Securities of such series or (y) the Obligors shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 6.08 or Section 10.02 with respect to Securities of any series (and, if so specified pursuant to Section 3.01, any other restrictive covenant added for the benefit of such series pursuant to Section 3.01) but, except as specified above, the remainder of this Indenture, the Securities of such series and the related Guarantees shall be unaffected thereby (“covenant defeasance”) upon the satisfaction of the applicable conditions set forth below:

(a)            the Issuer shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) money in the Currency in which such Securities are payable in an amount, or (ii) U.S. Government Obligations (as defined below) that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment, money in the Currency in which such Securities are payable in an amount, or (iii) a combination of (i) and (ii), sufficient (without consideration of any reinvestment of such principal and interest) to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Securities of such series on the dates such installments of interest or principal and premium are due and, if the Securities of such series are to be called for redemption as described in clause (d) below, to pay and discharge the Redemption Price on the Securities called for redemption on the applicable Redemption Date;

(b)            no Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit) and, solely in the case of Discharge pursuant to clause (x) of the first paragraph of this Section 12.03, no Default with respect to the Securities of such series under either clause (e) or (f) of Section 7.01 shall have occurred at any time during the period ending on and including the 91st day after the date of such deposit;

(c)            the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Issuer’s exercise of its option under this Section and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised and, in the case of the Securities of such series being Discharged pursuant to clause (x) of the first paragraph of this Section 12.03, such Opinion of Counsel shall be based upon and accompanied by a ruling to that effect received by the Issuer from or published by the Internal Revenue Service;

(d)            if the monies or U.S. Government Obligations or combination thereof, as the case may be, deposited under clause (a) above are sufficient to pay the principal of and premium, if any, and interest on the Securities of such series (including, without limitation, any mandatory sinking fund payment) or any portion thereof to be redeemed on a particular Redemption Date (including, without limitation, pursuant to a mandatory sinking fund), the Issuer shall have given to the Trustee irrevocable instructions to redeem such Securities on such date and shall have made arrangements satisfactory to the Trustee for the giving of notice of such redemption by the Trustee in the name, and at the expense, of the Issuer; and

(e)            the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to such action under this Indenture have been complied with.

“Discharged” means, with respect to the Securities of any series, that the Obligors shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following, all of which shall survive such Discharge and remain in full force and effect with respect to the Securities of such series: (A) the rights of Holders of Securities of such series to receive, from the trust fund described in clause (a) above, payment of the principal of and premium, if any, and interest on such Securities when such payments are due, (B) Sections 3.04, 3.05, 3.06, 3.07, 3.10, 6.02 and 6.03, (C) if the Securities of such series are to be redeemed prior to their Stated Maturity, the provisions of Article IV hereof, (D) if the Securities of such series are convertible into or exchangeable for other securities or property, the rights of the Holders of such Securities to convert or exchange, and the obligations of the Obligors to convert or exchange, such Securities into such other securities or property, (E) the provisions of this Article XII and (F) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely of payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

Section 12.04      Repayment to Issuer. The Trustee and any Paying Agent shall promptly pay to the Issuer (or to its designee) upon delivery of an Officer’s Certificate any moneys or U.S. Government Obligations deposited pursuant to Section 12.03 with respect to the Securities of any series and held by them that are in excess of the monies and/or U.S. Government Obligations that would be required to be deposited at such time to effect the Discharge or covenant defeasance, as applicable, with respect to the Securities of such series in accordance with Section 12.03, including any such moneys or obligations held by the Trustee under any escrow trust agreement entered into pursuant to Section 12.06. The provisions of Section 6.03(e) shall apply to any money held by the Trustee or any Paying Agent under this Article.

Section 12.05      Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited U.S. Government Obligations or the principal or interest received on such U.S. Government Obligations.

Section 12.06      Deposits to Be Held in Escrow. Any deposits with the Trustee referred to in Section 12.03 above shall be irrevocable (except to the extent provided in Sections 12.04 and 6.03(e)) and shall be made under the terms of an escrow trust agreement. If any Outstanding Securities of a series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund requirement, the applicable escrow trust agreement shall provide therefor and the Issuer shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Section 12.07      Application of Trust Money.

(a)            Neither the Trustee nor any other Paying Agent shall be required to pay interest on any moneys deposited pursuant to the provisions of this Indenture, except such as it shall agree with the Issuer in writing to pay thereon.

(b)            Subject to Section 6.03(e), any monies and U.S. Government Obligations which at any time shall be deposited by the Issuer or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of, premium, if any, and interest on any of the Securities shall be and are hereby assigned, transferred and set over to the Trustee or such other Paying Agent in trust for the respective Holders of the Securities for the purpose for which such moneys shall have been deposited, and such funds shall be applied by the Trustee or Paying Agent in accordance with the provisions of such Securities and this Indenture to the payment of all sums due and to become due on such Securities in respect of principal and premium, if any, and interest; but such moneys need not be segregated from other funds except to the extent required by law. Anything in this Indenture to the contrary notwithstanding, none of the Issuer, the Guarantor or any of their respective Subsidiaries or Affiliates may act as Paying Agent for any Securities in respect of which money or U.S. Government Obligations have been deposited pursuant to this Article XII.

Section 12.08      Deposits of Non-U.S. Currencies. Notwithstanding the foregoing provisions of this Article, if the Securities of any series are payable in a Currency other than U.S. Dollars, the Currency or the nature of the government obligations to be deposited with the Trustee under the foregoing provisions of this Article shall be as set forth in the Officer’s Certificate or established in the supplemental indenture under which the terms of the Securities of such series have been established pursuant to Section 3.01.

Article XIII
IMMUNITY OF CERTAIN PERSONS

Section 13.01      No Personal Liability. No recourse shall be had for the payment of the principal of, or the premium, if any, or interest on, any Security or for any claim based thereon or otherwise in respect thereof or of the Debt represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the applicable Obligor or of any successor corporation, either directly or through such Obligor or any successor corporation, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future, of such Obligor or of any successor corporation, either directly or through such Obligor or any successor corporation, because of the incurring of the Debt hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Securities, or to be implied herefrom or therefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer and director is, by the acceptance of the Securities and as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities expressly waived and released.

Article XIV
SUPPLEMENTAL INDENTURES

Section 14.01      Without Consent of Securityholders. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, the Issuer, the Guarantor, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any one or more of or all the following purposes:

(a)            to add to the covenants and agreements of the Obligors, to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, and to add Events of Default, in each case for the protection or benefit of the Holders of all or any series of the Securities (and if such covenants, agreements and Events of Default are to be for the benefit of fewer than all series of Securities, stating that such covenants, agreements and Events of Default are expressly being included for the benefit of such series as shall be identified therein), or to surrender any right or power herein conferred upon the Obligors;

(b)            to delete or modify any Events of Default with respect to any series of the Securities, the form and terms of which are first being established pursuant to such supplemental indenture as permitted in Section 3.01 (and, if any such Event of Default is applicable to fewer than all such series of the Securities, specifying the series to which such Event of Default is applicable), and to specify the rights and remedies of the Trustee and the Holders of such Securities in connection therewith, provided that such supplemental indenture shall not apply to any Outstanding Security of any series created prior to the date of such supplemental indenture;

(c)            to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Outstanding Security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

(d)            to evidence the succession of another entity to the Issuer, or successive successions, and the assumption by such successor of the covenants and obligations of the Issuer contained in the Securities of one or more series and in this Indenture or any supplemental indenture;

(e)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to one or more series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 11.06(c);

(f)            to secure any series of Securities;

(g)           to evidence any changes to this Indenture pursuant to Sections 11.05, 11.06 or 11.07 hereof as permitted by the terms thereof;

(h)           to cure any ambiguity or inconsistency or to correct or supplement any provision contained herein or in any indenture supplemental hereto which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or to conform the terms hereof, as amended and supplemented, that are applicable to the Securities of any series to the description of the terms of such Securities in the offering memorandum, prospectus supplement or other offering document applicable to such Securities at the time of initial sale thereof;

(i)            to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

(j)            to evidence the succession of another Person to the Guarantor and the assumption by any such successor of the covenants of the Guarantor herein and in the Securities or to add guarantors or co-obligors with respect to any series of Securities or to release guarantors from their guarantees of Securities in accordance with the terms of the applicable series of Securities;

(k)           to make any change in any series of Securities that does not adversely affect in any material respect the rights of the Holders of such Securities;

(l)            to provide for uncertificated securities in addition to certificated securities;

(m)           to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities;

(n)           to prohibit the authentication and delivery of additional series of Securities; or

(o)            to establish the form and terms of Securities of any series as permitted in Section 3.01, or to authorize the issuance of additional Securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the Securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed.

Subject to the provisions of Section 14.03, the Trustee is authorized to join with the Issuer and the Guarantor in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property or assets thereunder.

Any supplemental indenture authorized by the provisions of this Section 14.01 may be executed by the Issuer, the Guarantor and the Trustee without the consent of the Holders of any of the Securities at the time Outstanding.

Section 14.02      With Consent of Securityholders; Limitations.

(a)            With the consent of the Holders (evidenced as provided in Article VIII) of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture voting separately, the Issuer, the Guarantor and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto or any applicable Guarantee for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Indenture or any applicable Guarantee or of modifying in any manner the rights of the Holders of the Securities of such series to be affected; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each such series affected thereby,

(i)            extend the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest thereon or any premium thereon, or extend the Stated Maturity of, or change the place of payment where, or the Currency in which the principal of and premium, if any, or interest on such Security is denominated or payable, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Maturity thereof pursuant to Section 7.02, change the ranking of any Security or, in the case of any subordinated Security, the definition of Senior Debt applicable thereto, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or materially adversely affect the economic terms of any right to convert or exchange any Security as may be provided pursuant to Section 3.01; or

(ii)            reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture, or reduce the requirements under Article IX for quorum or voting; or

(iii)            modify any of the provisions of this Section, Section 7.06 or Section 6.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 6.06, or the deletion of this proviso, in accordance with the requirements of Sections 11.06 and 14.01(f); or

(iv)            modify or affect in any manner adverse to the Holders of the Securities the terms and conditions of the obligations of the Guarantor in respect of the payments of principal and premium, if any, and Interest; or

(v)            modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee; or

(vi)            make any change that adversely affects the right, if any, to convert or exchange any Security for other securities or property in accordance with its terms.

(b)            A supplemental indenture that changes or eliminates any provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

(c)            It shall not be necessary for the consent of the Securityholders under this Section 14.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

(d)            The Issuer may set a record date for purposes of determining the identity of the Holders of each series of Securities entitled to give a written consent or waive compliance by the Issuer as authorized or permitted by this Section. Such record date shall not be more than 30 days prior to the first solicitation of such consent or waiver or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 312 of the Trust Indenture Act.

(e)            Promptly after the execution by the Issuer, the Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of this Section 14.02, the Issuer shall mail a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of Securities at their addresses as the same shall then appear in the Register of the Issuer. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 14.03      Trustee Protected. Upon the request of the Issuer, accompanied by the Officer’s Certificate and Opinion of Counsel required by Section 17.01 (and stating that such supplemental indenture is authorized or permitted by this Indenture) and evidence reasonably satisfactory to the Trustee of consent of the Holders if the supplemental indenture is to be executed pursuant to Section 14.02, the Trustee shall join with the Issuer in the execution of said supplemental indenture unless said supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into said supplemental indenture. The Trustee shall be fully protected in relying upon such Officer’s Certificate and an Opinion of Counsel.

Section 14.04      Effect of Execution of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article XIV, this Indenture shall be deemed to be modified and amended in accordance therewith and, except as herein otherwise expressly provided, the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Obligors and the Holders of all of the Securities or of the Securities of any series affected, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 14.05      Notation on or Exchange of Securities. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Issuer, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Obligors and authenticated and delivered by the Trustee in exchange for the Securities then Outstanding in equal aggregate principal amounts, and such exchange shall be made without cost to the Holders of the Securities.

Section 14.06      Conformity with TIA. Every supplemental indenture executed pursuant to the provisions of this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Article XV
SUBORDINATION OF SECURITIES

Section 15.01      Agreement to Subordinate. In the event a series of Securities is designated as subordinated pursuant to Section 3.01, and except as otherwise provided in an Officer’s Certificate or in one or more indentures supplemental hereto, the Issuer, for itself, its successors and assigns, covenants and agrees, and each Holder of Securities of such series by his, her or its acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest, if any, on each and all of the Securities of such series is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Debt. In the event a series of Securities is not designated as subordinated pursuant to Section 3.01(s), this Article XV shall have no effect upon the Securities.

Section 15.02      Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities. Subject to Section 15.01, upon any distribution of assets of the Issuer upon any dissolution, winding up, liquidation or reorganization of the Issuer, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Issuer or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Debt and the holders thereof with respect to the Securities and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law):

(a)            the holders of all Senior Debt shall be entitled to receive payment in full of the principal thereof (and premium, if any) and interest due thereon before the Holders of the Securities are entitled to receive any payment upon the principal (or premium, if any) or interest, if any, on Debt evidenced by the Securities; and

(b)            any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XV shall be paid by the liquidation trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

(c)            in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Debt is paid in full, such payment or distribution shall be paid over, upon written notice to a Responsible Officer of the Trustee, to the holder of such Senior Debt or his, her or its representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Debt may have been issued, ratably as aforesaid, as calculated by the Issuer, for application to payment of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

(d)            Subject to the payment in full of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Debt (to the extent that distributions otherwise payable to such Holders have been applied to the payment of Senior Debt) to receive payments or distributions of cash, property or securities of the Issuer applicable to Senior Debt until the principal of (and premium, if any) and interest, if any, on the Securities shall be paid in full and no such payments or distributions to the Holders of the Securities of cash, property or securities otherwise distributable to the holders of Senior Debt shall, as between the Issuer, its creditors other than the holders of Senior Debt, and the Holders of the Securities be deemed to be a payment by the Issuer to or on account of the Securities. It is understood that the provisions of this Article XV are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand. Nothing contained in this Article XV or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Issuer, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Issuer, which is unconditional and absolute, to pay to the Holders of the Securities the principal of (and premium, if any) and interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Securities and creditors of the Issuer other than the holders of Senior Debt, nor shall anything herein or in the Securities prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XV of the holders of Senior Debt in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Issuer referred to in this Article XV, the Trustee, subject to the provisions of Section 15.06, shall be entitled to conclusively rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereof and all other facts pertinent thereto or to this Article XV.

Section 15.03      No Payment on Securities in Event of Default on Senior Debt. Subject to Section 15.01, no payment by the Issuer on account of principal (or premium, if any), sinking funds or interest, if any, on the Securities shall be made at any time if: (i) a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and (ii) the default is the subject of judicial proceedings or the Issuer has received notice of such default. The Issuer may resume payments on the Securities when full payment of amounts then due for principal (premium, if any), sinking funds and interest on Senior Debt has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 15.03, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, as calculated by the Issuer, but only to the extent that the holders of such Senior Debt (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on such Senior Debt and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Senior Debt.

Section 15.04      Payments on Securities Permitted. Subject to Section 15.01, nothing contained in this Indenture or in any of the Securities shall (a) affect the obligation of the Issuer to make, or prevent the Issuer from making, at any time except as provided in Sections 15.02 and 15.03, payments of principal of (or premium, if any) or interest, if any, on the Securities or (b) prevent the application by the Trustee of any moneys or assets deposited with it hereunder to the payment of or on account of the principal of (or premium, if any) or interest, if any, on the Securities, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office written notice of any fact prohibiting the making of such payment from the Issuer or from the holder of any Senior Debt or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such trustee more than two Business Days prior to the date fixed for such payment.

Section 15.05      Authorization of Securityholders to Trustee to Effect Subordination. Subject to Section 15.01, each Holder of Securities by his acceptance thereof authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XV and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 15.06      Notices to Trustee. The Issuer shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Issuer that would prohibit the making of any payment of monies or assets to or by the Trustee in respect of the Securities of any series pursuant to the provisions of this Article XV. Subject to Section 15.01, notwithstanding the provisions of this Article XV or any other provisions of this Indenture, neither the Trustee nor any Paying Agent (other than the Issuer) shall be charged with knowledge of the existence of any Senior Debt or of any fact which would prohibit the making of any payment of moneys or assets to or by the Trustee or such Paying Agent, unless and until a Responsible Officer of the Trustee or such Paying Agent shall have received (in the case of a Responsible Officer of the Trustee, at the Corporate Trust Office of the Trustee) written notice thereof from the Issuer or from the holder of any Senior Debt or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such trustee and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to presume that no such facts exist; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such moneys or assets may become payable for any purpose (including, without limitation, the payment of either the principal (or premium, if any) or interest, if any, on any Security) a Responsible Officer of the Trustee shall not have received with respect to such moneys or assets the notice provided for in this Section 15.06, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys or assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such a notice has been given by a holder of Senior Debt or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article XV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XV and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 15.07      Trustee as Holder of Senior Debt. Subject to Section 15.01, the Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XV in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article XV shall apply to claims of, or payments to, the Trustee under or pursuant to Sections 7.05 or 11.01.

Section 15.08      Modifications of Terms of Senior Debt. Subject to Section 15.01, any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of Senior Debt of any of their rights under any instrument creating or evidencing Senior Debt, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Securities or the Trustee. To the fullest extent permitted by applicable law, no compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article XV or of the Securities relating to the subordination thereof.

Section 15.09      Reliance on Judicial Order or Certificate of Liquidating Agent. Subject to Section 15.01, upon any payment or distribution of assets of the Issuer referred to in this Article XV, the Trustee and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV.

Section 15.10      Satisfaction and Discharge; Defeasance and Covenant Defeasance. Subject to Section 15.01, amounts and U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article XII and not, at the time of such deposit, prohibited to be deposited under Sections 15.02 or 15.03 shall not be subject to this Article XV.

Section 15.11      Trustee Not Fiduciary for Holders of Senior Debt. With respect to the holders of Senior Debt, the Trustee undertakes to perform or observe only such of its covenants and obligations as are specifically set forth in this Article XV, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt. The Trustee shall not be liable to any such holder if it shall pay over or distribute to or on behalf of Holders of Securities or the Issuer, or any other Person, moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article XV or otherwise.

Article XVI
GUARANTEES

Section 16.01      Applicability of Article; Guarantee.

(a)            All Securities previously issued under the Indenture and that remain Outstanding as of February 10, 2023 shall have the benefit of the Guarantees as set forth in this Article XVI, and, if the Issuer elects to issue any series of Securities on any date after February 10, 2023 with the benefit of the Guarantees as set forth in this Article then the provisions of this Article XVI (with such modifications thereto as may be specified pursuant to Section 3.01 with respect to any series of Securities issued after February 10, 2023), will be applicable to such Securities. Each reference in this Article XVI to a “Security” or “the Securities” refers to the Securities of the particular series as to which provision has been made for such Guarantees (including, for the avoidance of doubt, all Securities which have been previously issued under the Indenture and that remain Outstanding as of February 10, 2023). If more than one series of Securities as to which such provision has been made are Outstanding at any time, the provisions of this Article XVI shall be applied separately to each such series.

(b)            Subject to this Article XVI, the Guarantor fully and unconditionally guarantees to the Trustee and to each Holder of a Security of any series issued with the benefit of Guarantees and which Security has been authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, such Security or the obligations of the Issuer hereunder or thereunder, that:

(i)            the principal of, premium, if any, and interest on such Security will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on such Security, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)            in case of any extension of time of payment or renewal of any Securities of that series or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor will be obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(c)            The Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Securities of any series issued with the benefit of Guarantees or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities of that series with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, other than payment in full of all obligations under the Securities of that series. The Guarantor in respect of a series of Securities hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer in respect of that series, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in such Securities and this Indenture.

(d)            If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantor, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(e)            The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Seven hereof for the purposes of its Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article Seven hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of its Guarantee.

Section 16.02      Limitation on Guarantor Liability. The Guarantor, and by its acceptance of Securities of any series issued with the benefit of Guarantees, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor will, after giving effect to any maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the obligations of the Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 16.03      Execution and Delivery of Guarantee. For all Securities issued after February 10, 2023 as to which the Issuer elects to issue with the benefit of the Guarantees as provided herein, to evidence its Guarantee set forth in Section 16.01 in respect of Securities of a series issued with the benefit of Guarantees, the Guarantor hereby agrees that a notation of such Guarantee substantially in the form as shall be established in one or more indentures supplemental hereto, will be endorsed by an officer of the Guarantor on each Security of that series authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of the Guarantor by one of its officers.

The Guarantor hereby agrees that its Guarantee set forth in Section 16.01 will remain in full force and effect notwithstanding any failure to endorse on each Security of that series a notation of such Guarantee.

If an officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Security of that series on which a Guarantee is endorsed, such Guarantee will be valid nevertheless.

The delivery of any Security of a series issued with the benefit of Guarantees by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor (including, for the avoidance of doubt, all Securities which have been previously issued, and authenticated by the Trustee, and which remain Outstanding as of February 10, 2023).

Article XVII
MISCELLANEOUS PROVISIONS

Section 17.01      Certificates and Opinions as to Conditions Precedent.

(a)            Upon any request or application by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with.

(b)            Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 6.05 of this Indenture) shall include (i) a statement that the Person giving such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the view or opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed view or opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the view or opinion of such Person, such condition or covenant has been complied with.

(c)            Any certificate, statement or opinion of an officer of the Issuer or Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion is based are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an officer or officers of the Issuer or Guarantor stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion or representations with respect to such matters are erroneous.

(d)            Any certificate, statement or opinion of an officer of the Issuer or of counsel to the Issuer may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based are erroneous. Any certificate or opinion of any firm of independent registered public accountants filed with the Trustee shall contain a statement that such firm is independent.

(e)            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(f)            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 17.02      Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or another provision included in this Indenture which is required to be included in this Indenture by any of the provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

Section 17.03      Notices to the Issuer and Trustee. Any notice or demand authorized by this Indenture to be made upon, given or furnished to, or filed with, the Issuer or the Trustee shall be sufficiently made, given, furnished or filed for all purposes if it shall be mailed, delivered or telefaxed to:

(a)            the Issuer, at 4600 South Syracuse Street, Suite 500, Denver, Colorado 80237, Attention: General Counsel, or at such other address as may have been furnished in writing to the Trustee by the Issuer.

(b)            the Trustee, at the Corporate Trust Office, with a copy to the Trustee at 333 South Hope Street, Suite 2525, Los Angeles, CA 90071, Attention: Corporate Trust Unit.

Any such notice, demand or other document shall be in the English language.

In addition to the foregoing, the Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (for the purposes of this Section, “Instructions”) given pursuant to the Indenture and delivered using Electronic Means; provided, however, that the Issuer shall provide to the Trustee an incumbency certificate listing authorized officers and containing specimen signatures of such authorized officers, which incumbency certificate shall be amended by the Issuer whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an authorized officer listed on the incumbency certificate provided to the Trustee have been sent by such authorized officer. The Issuer shall be responsible for ensuring that only authorized officers transmit such Instructions to the Trustee and that the Issuer and all authorized officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 17.04      Notices to Securityholders; Waiver. Any notice required or permitted to be given to Securityholders shall be sufficiently given (unless otherwise herein expressly provided),

(a)            if to Holders, if given in writing by first class mail, postage prepaid, or otherwise given pursuant to applicable Depositary procedures to such Holders at their addresses as the same shall appear on the Register of the Issuer; provided, that in the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder; or

(b)            if a series of Securities has been issued in the form of one or more Global Securities through DTC as Depositary, notice may be provided with respect to such series of Securities by delivery of such notice to DTC for posting through its “Legal Notice Service” (LENS) or a successor system thereof.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Holders is given by mail; neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given. In any case where notice to Holders is given by publication, any defect in any notice so published as to any particular Holder shall not affect the sufficiency of such notice with respect to other Holders, and any notice that is published in the manner herein provided shall be conclusively presumed to have been duly given.

Section 17.05      Legal Holiday. Unless otherwise specified pursuant to Section 3.01, in any case where any Interest Payment Date, Redemption Date or Maturity of any Security of any series shall not be a Business Day at any Place of Payment for the Securities of that series, then payment of principal and premium, if any, or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Redemption Date or Maturity and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

Section 17.06      Effects of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 17.07      Successors and Assigns. All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 17.08      Separability Clause. In case any provision in this Indenture or in the Securities or Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 17.09      Benefits of Indenture. Nothing in this Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person or corporation other than the parties hereto and their successors and the Holders of the Securities any benefit or any right, remedy or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 17.10      Counterparts Originals. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Indenture to the contrary notwithstanding, (a) any Officer’s Certificate, Issuer Order, Opinion of Counsel, Security, Guarantee endorsed on any Security, opinion of counsel, instrument, agreement or other document delivered pursuant to this Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Section 3.03 or elsewhere in this Indenture to the execution, attestation or authentication of any Security, any Guarantee endorsed on any Security, or any certificate of authentication appearing on or attached to any Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in the Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Securities or any Guarantees endorsed on any Securities.

Section 17.11      Governing Law; Waiver of Trial by Jury. This Indenture and the Securities shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE, THE SECURITIES OR ANY GUARANTEE.

Section 17.12      Submission to Jurisdiction. The Issuer and each Guarantor hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Southern District of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Guarantees and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

Section 17.13      Sanctions Representations.

(a)            The Issuer and the Guarantor represent that neither the Issuer nor the Guarantor nor, to the knowledge of the Issuer and the Guarantor, any of their respective affiliates, subsidiaries, directors or officers are the subject of any sanctions enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”); and

(b)            Each of the Issuer and the Guarantor covenants that it will not directly or indirectly use any funds received pursuant to this Indenture, (i) to fund or facilitate any activities of or business with any Person who, at the time of such funding, is the subject of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any Person (in each case, except to the extent permitted for a Person required to comply with such Sanctions).